UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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American Superconductor Corporation

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AMERICAN SUPERCONDUCTOR CORPORATION

64 Jackson Road

Devens, Massachusetts 01434

Notice of Annual Meeting of Stockholders to

be Held on Friday, July 29, 2016

The Annual Meeting of Stockholders of American Superconductor Corporation (“AMSC”) will be held at AMSC’s corporate headquarters, located at 64 Jackson Road, Devens, Massachusetts 01434, on Friday, July 29, 2016 at 8:30 a.m., local time, to consider and act upon the following matters:

1.	To elect Vikram S. Budhraja, Pamela F. Lenehan, Daniel P. McGahn, David R. Oliver, Jr., John B. Vander Sande and John W. Wood, Jr. as directors of AMSC for a term of office expiring at the 2017 annual meeting of stockholders.

2.	To approve amendments to AMSC’s 2007 Stock Incentive Plan to add 1,350,000 shares to the total number of shares available for issuance under the plan and to increase the maximum number of shares issuable to any person in any calendar year to 250,000.

3.	To approve amendments to AMSC’s Amended and Restated 2007 Director Stock Plan to add 150,000 shares to the total number of shares available for issuance under the plan and to decrease the maximum value of equity awards granted to any director in any fiscal year to $500,000.

4.	To approve an amendment to AMSC’s 2000 Employee Stock Purchase Plan to add 300,000 shares to the total number of shares available for issuance under the plan.

5.	To ratify the selection by the Audit Committee of the Board of Directors of RSM US LLP (f/k/a McGladrey LLP) as AMSC’s independent registered public accounting firm for the current fiscal year.

6.	To transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Stockholders of record at the close of business on June 6, 2016 will be entitled to notice of and to vote at the annual meeting or any continuation, postponement or adjournment thereof. The stock transfer books of AMSC will remain open.

By Order of the Board of Directors,

John R. Samia, Secretary

Devens, Massachusetts

June 17, 2016

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE, OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE QUESTIONS AND ANSWERS BEGINNING ON THE FIRST PAGE OF THE PROXY STATEMENT AND THE INSTRUCTIONS ON THE PROXY CARD RELATING TO THE ANNUAL MEETING.

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AMERICAN SUPERCONDUCTOR CORPORATION

64 Jackson Road

Devens, Massachusetts 01434

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held on Friday, July 29, 2016

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors, or Board, of American Superconductor Corporation, or AMSC, for use at the Annual Meeting of Stockholders, or Annual Meeting, to be held on Friday, July 29, 2016, beginning at 8:30 a.m., local time, at AMSC’s corporate headquarters, located at 64 Jackson Road, Devens, Massachusetts 01434, and at any continuation, postponement or adjournment of the Annual Meeting. On or about June 17, 2016, we are releasing this proxy statement together with our annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, or 2015 Annual Report, and other information required by the rules of the Securities and Exchange Commission, or SEC, to our stockholders of record on the record date for the meeting. Our 2015 Annual Report is provided without exhibits. Exhibits will be provided, at no charge, upon written request addressed to American Superconductor Corporation, 64 Jackson Road, Devens, MA 01434, Attention: Investor Relations.

Our fiscal year begins on April 1 and ends on March 31. When we refer to a particular fiscal year, we are referring to the fiscal year ended on March 31 of the following year. For example, fiscal 2015 refers to the fiscal year ended March 31, 2016.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on July 29, 2016

AMSC’s proxy statement and annual report are available at

www.proxyvote.com

The following proxy materials are available for review at www.proxyvote.com:

•	our 2016 proxy statement;

•	our 2015 Annual Report; and

•	any amendments or supplements to our proxy materials that are required to be furnished to stockholders.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because AMSC’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, AMSC is making this proxy statement and its 2015 Annual Report available to certain of its stockholders electronically via the Internet. On or about June 17, 2016, we mailed to these stockholders a Notice of Internet Availability of Proxy Materials, or Internet Notice, containing instructions on how to access this proxy statement and our 2015 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2015 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, then you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. Some of our stockholders received printed copies of our proxy statement, 2015 Annual Report and proxy card. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of the directors named in this proxy statement, approval of amendments to our 2007 Stock Incentive Plan, approval of amendments to our Amended and Restated 2007 Director Stock Plan, approval of an amendment to our 2000 Employee Stock Purchase Plan and the ratification of the selection of our independent registered public accounting firm. Stockholders may also consider such other business as may properly come before the meeting. We are not aware of any other business to be brought before the meeting. If any other business is properly brought before the meeting, the designated officers serving as proxies will vote in accordance with their best judgment.

Who is entitled to vote?

You are entitled to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting, only if you were a stockholder of record at the close of business on the record date, June 6, 2016, or if you hold a valid proxy for the Annual Meeting. The number of stockholders of record as of the June 6, 2016 record date was 323. Holders of shares of our common stock are entitled to one vote per share.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (through a bank, broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership in AMSC as of the record date or the Internet Notice you received from your bank, broker or other nominee to be admitted to the Annual Meeting. You may obtain directions to the location of our Annual Meeting by writing our Investor Relations department at 64 Jackson Road, Devens, Massachusetts 01434 or by calling (978) 842-3247.

What constitutes a quorum?

The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. As of the June 6, 2016 record date, 14,174,928 shares of our common stock were outstanding and entitled to vote.

How do I vote?

If you are a stockholder of record, meaning your shares are registered in your name, you may vote:

(1) Over the Internet: Go to the website of our tabulator, Broadridge, at www.proxyvote.com. Use the vote control number printed on your Internet Notice or proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

(2) By Telephone: Call 1-800-690-6903, toll free from the U.S. and Canada, and follow the instructions on your proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

(3) By Mail: Complete and sign your proxy card and mail it in the accompanying postage prepaid envelope to Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

(4) In Person at the Annual Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

If your shares are held in “street name,” meaning they are held for your account by a bank, broker or other nominee, you may vote:

(1) Over the Internet or by Telephone: You will receive instructions from your bank, broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2) By Mail: You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3) In Person at the Annual Meeting: To be able to vote your shares held in street name in person at the Annual Meeting, you will need to obtain a legal proxy (separate from the proxy card supplied by us) that is prepared and supplied by your bank, broker or other nominee. You will not be able to vote in person at the Annual Meeting unless you have a proxy from your bank, broker or other nominee issued in your name giving you the right to vote your shares.

Can I change my proxy after I return my proxy card?

Yes. You may revoke your proxy and change your vote at any time before the Annual Meeting. To do so, you must do one of the following:

(1) Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.

(2) Sign a new proxy and submit it as instructed above. Only your latest dated proxy will be counted.

(3) Attend the Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

Will my shares be voted if I don’t return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or voting by ballot at the Annual Meeting. If your shares are held in “street name” by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. Under applicable stock exchange rules, if you do not give instructions to your bank, broker or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of “non-discretionary” items, shares for which your bank, broker or other nominee does not receive voting instructions will be treated as “broker non-votes.”

Discretionary Item	Non-Discretionary Items
Proposal 5 — Ratification of the Selection of RSM US LLP as our Independent Registered Public Accounting Firm

Proposal 1 — Election of Directors

Proposal 2 — Approval of Amendments to our 2007 Stock Incentive Plan

Proposal 3 — Approval of Amendments to our Amended and Restated 2007 Director Stock Plan

Proposal 4 — Approval of an Amendment to our 2000 Employee Stock Purchase Plan

What is the vote required to approve each matter?

(1) Election of Directors. Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on the election. This means that the six nominees receiving the most affirmative votes will be elected as directors at the Annual Meeting. Votes withheld and “broker non-votes” will have no effect on the outcome of the election of directors.

(2) Approval of Amendments to our 2007 Stock Incentive Plan. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for approval of amendments to our 2007 Stock Incentive Plan. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

(3) Approval of Amendments to our Amended and Restated 2007 Director Stock Plan. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for approval of amendments to our Amended and Restated 2007 Director Stock Plan. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

(4) Approval of an Amendment to our 2000 Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for approval of an amendment to our 2000 Employee Stock Purchase Plan. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

(5) Ratification of the Selection of our Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the ratification of the selection by the Audit Committee of RSM US LLP as our independent registered public accounting firm for the current fiscal year. Abstentions will have no effect on the outcome of this proposal. Because brokers have discretionary authority to vote on the ratification of the selection of our independent registered public accounting firm, we do not expect any “broker non-votes” in connection with this proposal.

Are there other matters to be voted on at the meeting?

As of the date of this proxy statement, our Board of Directors does not know of any other matters which may come before the meeting, other than the matters described in this proxy statement. Should any other matter requiring a vote of our stockholders arise and be properly presented at the Annual Meeting, the proxy for the Annual Meeting confers upon the persons named in the proxy and designated to vote the shares discretionary authority to vote, or otherwise act, with respect to any such matter in accordance with their best judgment.

Our Board encourages stockholders to attend the Annual Meeting. Whether or not you plan to attend, you are urged to submit your proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the Annual Meeting may vote their stock personally even though they may have sent in their proxies.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of May 31, 2016, or such earlier date as indicated below, by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each of our “named executive officers” (as defined in the “Compensation Discussion and Analysis” section of this proxy statement); and

•	all directors and executive officers as a group.

Unless otherwise provided, the address of each individual listed below is c/o American Superconductor Corporation, 64 Jackson Road, Devens, Massachusetts 01434.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Common Stock Outstanding (2)
Five Percent Stockholders
Kevin Douglas and related group (3)	2,039,248	14.4%
c/o 125 East Sir Francis Drake Blvd. Suite 400, Larkspur, CA 94903
AWM Investment Company, Inc. and related group (4)	1,377,838	9.7%
c/o Special Situations Funds 527 Madison Avenue Suite 2600, New York, NY 10022
Footprints Asset Management and Research, Inc. (5)	803,231	5.7%
11422 Miracle Hills Drive Suite 208, Omaha, NE 68154
Directors
Daniel P. McGahn (6)	210,800	1.5%
Vikram S. Budhraja	16,939	*
Pamela F. Lenehan (7)	12,639	*
David R. Oliver, Jr. (8)	15,479	*
John B. Vander Sande	13,039	*
John W. Wood, Jr. (9)	15,339	*
Other Named Executive Officers
David A. Henry (10)	102,419	*
James F. Maguire (11)	65,652	*
All directors and executive officers as a group (8 persons) (12)	452,306	3.2%

*	Less than 1%.

(1)	The inclusion of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the SEC, each stockholder is deemed to beneficially own any shares subject to stock options that are currently exercisable or exercisable within 60 days after May 31, 2016, and any reference below to shares subject to outstanding stock options held by the person in question refers only to such stock options. Except as indicated by the footnotes below, we believe that the persons and entities named in the table above have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

(2)	To calculate the percentage of outstanding shares of common stock held by each stockholder, the number of shares deemed outstanding includes 14,171,836 shares outstanding as of May 31, 2016, plus any shares subject to outstanding stock options or warrants currently exercisable or exercisable within 60 days after May 31, 2016 held by the stockholder in question.

(3)	Information is derived from the Schedule 13D/A filed on May 5, 2015 by Kevin Douglas, Michelle Douglas, James E. Douglas III, K&M Douglas Trust, Douglas Family Trust and James Douglas and Jean Douglas Irrevocable Descendants’ Trust, and is as of April 24, 2015. According to the Schedule 13D/A, Kevin Douglas has shared voting power with respect to 1,490,795 shares and shared dispositive power with respect to 2,039,248 shares; Michelle Douglas has shared voting power and shared dispositive power with respect to 1,490,795 shares; James E. Douglas III has sole voting power and shared dispositive power with respect to 204,100 shares; K&M Douglas Trust has sole voting and dispositive power with respect to 834,533 shares; Douglas Family Trust has sole voting and shared dispositive power with respect to 344,353 shares; and James Douglas and Jean Douglas Irrevocable Descendants’ Trust has sole voting and dispositive power with respect to 656,262 shares.

(4)	Information is derived from the Schedule 13G filed on February 11, 2016 by AWM Investment Company, Inc., a Delaware Corporation, the investment adviser to Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. and is as of December 31, 2015. According to the Schedule 13G, AWM Investment Company, Inc. has sole voting and dispositive power for all such shares.

(5)	Information is derived from the Schedule 13G filed on February 12, 2016 by Footprints Asset Management and Research, Inc. and is as of December 31, 2015. According to the Schedule 13G, Footprints Asset Management and Research, Inc. has sole voting and dispositive power for all such shares.

(6)	Includes 90,813 shares subject to outstanding stock options, 70,001 shares subject to certain restrictions on transfer and a risk of forfeiture in favor of AMSC and 2,196 shares held indirectly through AMSC’s 401(k) plan. Mr. McGahn has sole voting power over 210,800 of such shares and sole dispositive power over 185,393 of such shares. 25,407 shares subject to outstanding options are subject to a domestic relations agreement pursuant to which they will be transferred upon the occurrence of certain events. Therefore, Mr. McGahn does not have dispositive power over these shares.

(7)	Includes 1,000 shares subject to outstanding stock options.

(8)	Includes 2,000 shares subject to outstanding stock options.

(9)	Includes 2,000 shares subject to outstanding stock options.

(10)	Includes 26,462 shares subject to outstanding stock options, 45,400 shares subject to certain restrictions on transfer and risk of forfeiture in favor of the Company and 2,251 shares held indirectly through AMSC’s 401(k) plan.

(11)	Includes 17,498 shares subject to outstanding stock options, 45,267 shares subject to certain restrictions on transfer and risk of forfeiture in favor of the Company and 2,887 shares held indirectly through AMSC’s 401(k) plan.

(12)	Includes 139,773 shares subject to outstanding stock options, 160,668 shares subject to certain restrictions on transfer and risk of forfeiture in favor of the Company and 7,334 shares held indirectly through AMSC’s 401(k) plan.

CORPORATE GOVERNANCE

Our Board has long believed that good corporate governance is important to ensure that AMSC is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our committee charters, corporate governance guidelines and code of conduct described below have been posted in the “Corporate Governance” section of the “Investors” page of our website at www.amsc.com. Alternatively, you can request a copy of any of these documents by writing our Investor Relations department at 64 Jackson Road, Devens, Massachusetts 01434 or by calling (978) 842-3247.

Members of the Board

Set forth below, for each director, are his or her name and age, his or her positions (if any) with us, his or her principal occupation and business experience during the past five years, the names of other public companies of which he or she has served as a director during the past five years and the year of the commencement of his or her term as a director of AMSC. Each of the individuals named below is a nominee for election to our Board at the Annual Meeting. There are no family relationships among any of our directors and executive officers.

Vikram S. Budhraja, age 68, has been president and chief executive officer of Electric Power Group, LLC, a Pasadena, California-based privately held firm that provides smart grid synchrophasor technology applications and services, power grid reliability monitoring solutions, and strategic and consulting services to the electric power industry, since January 2000. From 1977 to January 2000, Mr. Budhraja served in key executive and senior management positions at Edison International, the parent company of Southern California Edison, including: president of Edison Technology Solutions; senior vice president and head of the Power Grid Business Unit of Southern California Edison responsible for all transmission assets and control center operations; and vice president of System Planning, Fuels and Operations of Southern California Edison. He is a founding member of the Consortium for Electric Reliability Technology Solutions (CERTS) and worked with the U.S.-Canadian Power Systems Outage Task Force that was formed to investigate the root causes of the August 14, 2003 power blackout in the Northeast. Mr. Budhraja has previously served as a director of several organizations, including the California Independent System Operator (CAISO), which manages California’s power transmission system, and SoftSwitching Technologies, which provides scalable power quality and monitoring solutions. He also holds a Professional Director Certification from the American College of Corporate Directors, a national public company director education organization. We believe Mr. Budhraja’s qualifications to sit on our Board include his extensive operational knowledge of, and executive level management experience in, the electric power industry. Mr. Budhraja has been a director of our company since 2004.

Pamela F. Lenehan, age 64, has been president of Ridge Hill Consulting, a strategy and financial consulting firm, since June 2002. From September 2001 until June 2002, Ms. Lenehan was self-employed as a private investor. From March 2000 until September 2001, she served as vice president and chief financial officer of Convergent Networks, Inc., a manufacturer of switching equipment. From February 1995 until January 2000, she was senior vice president of corporate development and treasurer of Oak Industries, Inc., a manufacturer of telecommunications components until it was acquired by Corning. Prior to that time, Ms. Lenehan was a Managing Director in Credit Suisse First Boston’s Investment Banking division and a vice president of Corporate Banking at Chase Manhattan Bank. Ms. Lenehan is currently a director of Monotype Imaging Holdings Inc., a software company that provides typefaces, technology and expertise for creative applications and consumer devices, and Civitas Solutions, which provides home and community-based health and human services. She previously served as a director of Spartech Corporation, a leading supplier of sustainable plastic sheet, compounding and packaging solutions. She also holds an Executive Masters Professional Director Certification from the American College of Corporate Directors, a national public company director education organization. We believe Ms. Lenehan’s qualifications to sit on our Board include her experience serving as a director for other public companies, her extensive financial and strategic management experience, and her particular knowledge of equity and debt financing and mergers and acquisitions. Ms. Lenehan has been a director of our company since March 2011.

Daniel P. McGahn, age 44, has been our chief executive officer since June 2011 and president since December 2009. Mr. McGahn also served as our chief operating officer from December 2009 until May 2011, as senior vice president and general manager of our AMSC Superconductors business unit from May 2008 until December 2009 and vice president of our AMSC Superconductors business unit from January 2008 to May 2008. Previously, Mr. McGahn was our vice president of strategic planning and development from December 2006 to January 2008. From 2003 to 2006, Mr. McGahn served as executive vice president and chief marketing officer of Konarka Technologies, which develops and commercializes Konarka Power Plastic®, a material that converts light to electricity. We believe Mr. McGahn’s qualifications to sit on our Board include his extensive experience with our company, including serving as our president since December 2009, experience in the power electronics industry and with technology companies, and strategic planning expertise gained while working in senior management and as a consultant for other public and private companies. Mr. McGahn has been a director of our company since June 2011.

David R. Oliver, Jr., age 74, is currently an independent consultant. He served as a strategic advisor, mergers and acquisitions, for European Aeronautic Defense and Space Company North America (EADS NA), a European aerospace corporation, from January 2012 until July 2013. From January 2008 until December 2011, Mr. Oliver served as executive vice president and chief operating officer for EADS NA. Mr. Oliver also served as chief executive officer of the defense division of EADS NA for most of the four years preceding January 2008 except when he was running the EADS portion of the capture effort for the Air Force Tanker program. Before joining EADS NA, Mr. Oliver was stationed in Baghdad as Director of Management and Budget for the Coalition Forces. Prior to that, he served as the United States’ Principal Deputy Undersecretary of Defense for Acquisition and Technology. Mr. Oliver also previously held management positions at both Westinghouse Electric and Northrop Grumman. In the Navy, he commanded diesel and nuclear submarines as well as two submarine groups during the Cold War. His last Navy appointment was as Principal Deputy to the Assistant Secretary of the Navy for Research, Development and Acquisition. Rear Admiral (retired) Oliver’s military decorations include the Defense and Navy Distinguished Service Medals as well as six awards of the Legion of Merit. We believe Mr. Oliver’s qualifications to sit on our Board include his extensive leadership, management and budgeting experience gained while serving as a senior officer in the United States Navy and at EADS, NA, and his valuable corporate governance experience gained while serving as a director for other public and private companies. Mr. Oliver has been a director of our company since September 2006.

John B. Vander Sande, age 72, co-founded AMSC, but has never had day-to-day operational responsibilities at our company. Dr. Vander Sande is the Cecil and Ida Green Distinguished Professor, Department of Materials Science and Engineering, emeritus, at the Massachusetts Institute of Technology (MIT), specializing in the analysis of the microstructure of materials. He was Associate Dean and Acting Dean of Engineering at MIT from 1992 to 1999 and was founding Executive Director of the Cambridge (England)-MIT Institute from 1999 to 2003. He was Acting Provost at Reykjavik University, Iceland in 2009-10. We believe Dr. Vander Sande’s qualifications to sit on our Board include his extensive knowledge of materials, the power technologies industry and his long-time tenure as a professor and administrator at a leading research university. Dr. Vander Sande has been a director of our company since 1990.

John W. Wood, Jr., age 72, has been chairman of our Board since August 2011 and is currently an independent consultant. He served as chief executive officer of Analogic Corporation, a designer and manufacturer of medical imaging and security systems, from 2003 through 2006. Prior to joining Analogic, he held senior executive positions over a 22-year career at Thermo Electron Corporation. Most recently, Mr. Wood served as president of Peek Ltd., a division of Thermo Electron Corporation, and as a senior vice president of the parent company. He previously served as president and chief executive officer of Thermedics, a subsidiary of Thermo Electron. Mr. Wood is a director of FLIR Systems, Inc., which is a publicly traded company that designs, manufactures and markets thermal imaging infrared cameras, and ESCO Corporation, which is a privately held company that manufactures engineered metal wearparts and components for industrial applications, including mining, construction, power generation and aerospace. He also holds an Executive Masters Director Certification from the American College of Corporate Directors, a national public company director education organization. We believe Mr. Wood’s qualifications to sit on our Board include his extensive executive-level management experience and significant financial experience. Mr. Wood has been a director of our company since December 2006.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of AMSC and our stockholders. These guidelines, which provide a framework for the conduct of our Board’s business, provide that:

•	the principal responsibility of our directors is to oversee the management of our company;

•	our chairman and chief executive officer positions will be separate;

•	a majority of the members of our Board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	our Board, in conjunction with the Compensation Committee, is responsible for reviewing and approving a management succession plan, including succession planning for our chief executive officer;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, our Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that Mr. Budhraja, Ms. Lenehan, Mr. Oliver, Dr. Vander Sande and Mr. Wood do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Stock Market, Inc. Listing Rules.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and our Board.

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in our corporate governance guidelines, such as the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, interest and ability to understand conflicting interests of our various constituencies and ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

Our Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, but believes that our Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds.

Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee of our Board by submitting the stockholder’s name, address and number of shares of our stock held, and the candidate’s name, age, address and resume to our Corporate Secretary at American Superconductor Corporation, 64 Jackson Road, Devens, Massachusetts 01434. Our Board will evaluate stockholder-recommended candidates using the criteria described above. If our Board decides to nominate a stockholder-recommended candidate, then we will include his or her name in the proxy statement and proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board, by following the procedures set forth under “Stockholder Proposals for 2017 Annual Meeting.” Candidates nominated by stockholders in accordance with the procedures set forth in our bylaws will not be included in our proxy statement or proxy card for the next annual meeting.

Board Meetings and Attendance

Our Board met ten times during fiscal 2015, either in person or by teleconference. During fiscal 2015, each director attended at least 95% of the aggregate number of Board meetings and meetings held by all committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

Each of our directors attended the 2015 Annual Meeting of Stockholders. Our corporate governance guidelines provide that directors are expected to attend the Annual Meeting of Stockholders.

Board Leadership Structure

Mr. Wood, a non-employee independent director, has served as the chairman of our Board since August 2011, while Mr. McGahn serves as our chief executive officer and president. In fiscal 2012, our corporate governance guidelines were amended to require that our chairman and chief executive officer positions be separate, because the Board believes that having separate positions and having an independent director serve as chairman of the Board is the appropriate leadership structure for our company at this time. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of our Board to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman.

Board Committees

Our Board has established three standing committees — Audit, Compensation, and Nominating and Corporate Governance — each of which operates under a charter that has been approved by our Board. Current copies of each committee’s charter are posted in the “Corporate Governance” section of the “Investors” page of our website, www.amsc.com. Our Board has determined that all of the members of each of our Board’s three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3(c) promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act and, in the case of all members of the Compensation Committee, the independence requirements specific to compensation committee members under the rules of the Nasdaq Stock Market.

Audit Committee

The Audit Committee’s responsibilities include:

•	sole and direct responsibility for appointing, compensating, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;

•	taking, or recommending that the full Board take, appropriate action to oversee the independence of our independent registered public accounting firm;

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sole and direct responsibility for overseeing the work of our independent registered public accounting firm, including resolution of disagreements between our management and independent registered public accounting firm regarding financial reporting;

•	reviewing and discussing with management and the independent registered public accounting firm, and approving, our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

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discussing policies with respect to our assessment and management of risk (both financial and non-financial), including guidelines and policies to govern the process by which our exposure to risk is monitored, controlled and reported;

•	overseeing our internal audit function;

•	establishing procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management;

•	reviewing and approving or ratifying related person transactions; and

•	preparing the Audit Committee Report required by SEC rules (which is included beginning on page 13 of this proxy statement).

The current members of the Audit Committee are Ms. Lenehan (chairman), Mr. Oliver, Dr. Vander Sande and Mr. Wood. The Audit Committee met nine times during fiscal 2015. Our Board has determined that Ms. Lenehan is an “audit committee financial expert” as defined in applicable SEC rules.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	reviewing and making a recommendation to our Board with respect to the chief executive officer’s compensation;

•	reviewing and approving the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our incentive compensation and equity-based plans;

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retaining, in its sole discretion, and being directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel, or other advisors as it deems necessary or appropriate to carry out its responsibilities;

•	reviewing and making recommendations to our Board with respect to director compensation;

•	reviewing and making recommendations, upon our Board’s request, to our Board relating to management succession planning;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 15 of this proxy statement; and

•	preparing the Compensation Committee Report required by SEC rules, which is included on page 34 of this proxy statement.

Consistent with the requirements of applicable law and our company’s equity-based plans, the Compensation Committee has the authority to delegate to one or more executive officers of our company the power to grant rights or options to acquire shares of our company’s common stock to employees of our company who are not directors or executive officers of our company.

The current members of the Compensation Committee are Mr. Budhraja (chairman), Dr. Vander Sande and Mr. Wood. The Compensation Committee met eight times during fiscal 2015.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

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identifying individuals qualified to become Board members, consistent with criteria approved by our Board and recommending to our Board the persons to be nominated for election as directors at any meeting of stockholders and the persons to be elected by our Board to fill any vacancies on our Board;

•	recommending to our Board the persons to be elected to each of our Board’s committees;

•	developing and recommending to our Board a set of corporate governance guidelines applicable to us;

•	periodically assessing our Board’s leadership structure, including whether the offices of chairman of the Board and chief executive officer should be separate; and

•	overseeing the evaluation of our Board.

The current members of the Nominating and Corporate Governance Committee are Mr. Wood (chairman) and Mr. Budhraja. The Nominating and Corporate Governance Committee met four times during fiscal 2015.

Oversight of Risk

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. In accordance with its charter, our Audit Committee discusses policies with respect to our assessment and management of risk (both financial and non-financial), including guidelines and policies to govern the process by which our exposure to risk is monitored, controlled and reported, and reports regularly to the Board on these matters. In general, our Board focuses its oversight on risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks. Our Compensation Committee oversees risk management activities relating to our compensation policies and practices and management succession planning. Our Nominating and Corporate Governance Committee oversees risk management activities relating to Board composition. Each committee reports to the full Board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. Our Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Executive Compensation Process

The Compensation Committee has implemented an annual performance review program for our executives, under which annual performance objectives are determined and set forth in writing at the beginning of each fiscal year for AMSC as a whole and for each executive individually. Annual corporate objectives are proposed by management, reviewed by our Compensation Committee and approved by our Board. These corporate objectives target the achievement of specific operational milestones. Annual individual objectives focus on contributions that facilitate the achievement of the corporate objectives and are typically set during the first quarter of each fiscal year. Individual measurable objectives are proposed by each executive, reviewed by the chief executive officer, and formed on the basis of recommendations to our Compensation Committee and our Board (in the case of our chief executive officer) with regard to executive compensation. Annual salary levels, annual bonuses, and annual stock option grants and restricted stock awards to our executives are tied to the achievement of these corporate and individual performance objectives.

Our Board has delegated to a committee of the Board, designated as the Awards Committee, which consists solely of our president and chief executive officer, Mr. McGahn, the authority to grant options and award restricted stock, subject to the terms and conditions of our 2007 Stock Incentive Plan and any other limitations set by the Board, to employees other than executive officers.

Our Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation.

Communicating with the Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to our Board c/o Corporate Secretary, American Superconductor Corporation, 64 Jackson Road, Devens, Massachusetts 01434.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial and accounting officer, or persons performing similar functions. We have posted a current copy of the code in the “Corporate Governance” section of the “Investors” page of our website, www.amsc.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Stock Market listing standards concerning any amendments to, or waivers from, any provision of our code.

Audit Committee Report

The Audit Committee has reviewed AMSC’s audited financial statements for the fiscal year ended March 31, 2016 and has discussed these financial statements with management and AMSC’s independent registered public accounting firm.

Management is responsible for AMSC’s internal control over financial reporting and the financial reporting process, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or GAAP. AMSC’s independent registered public accounting firm is responsible for performing an audit of AMSC’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with AMSC’s management, internal accounting, financial and auditing personnel, and the independent registered public accounting firm, the following:

•	the plan for, and the independent registered public accounting firm’s report on, the audit of AMSC’s financial statements;

•	AMSC’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders;

•	changes in AMSC’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to us; and

•	the adequacy of AMSC’s internal control over financial reporting and accounting, financial and auditing personnel.

Management represented to the Audit Committee that AMSC’s financial statements had been prepared in accordance with GAAP.

The Audit Committee also discussed with RSM US LLP, AMSC’s independent registered public accounting firm, AMSC’s audited financial statements and the matters required to be discussed by applicable accounting standards and Audit Committee rules, including the matters required by Statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from AMSC’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding AMSC’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with AMSC’s independent registered public accounting firm its independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors of AMSC that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

By the Audit Committee of the Board.

Pamela F. Lenehan, Chair

David R. Oliver, Jr.

John B. Vander Sande

John W. Wood, Jr.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes the principles of our executive compensation program, how we applied those principles in compensating our named executive officers for the fiscal year ended March 31, 2016, or fiscal 2015, and how our compensation program drives performance.

Our named executive officers for fiscal 2015 are:

•	Daniel P. McGahn, President and Chief Executive Officer;

•	David A. Henry, Executive Vice President, Chief Financial Officer and Treasurer; and

•	James F. Maguire, Executive Vice President, Operations.

In this CD&A, we first provide an executive summary of our program for fiscal 2015. We then describe our compensation philosophy and the objectives of our executive compensation program and how the Compensation Committee of our Board oversees our compensation program. We discuss the compensation determination process and describe how we determine each element of compensation.

Executive Summary

Business Overview

Our company continues to deal diligently with major challenges that it has faced over the past few years, including the theft of intellectual property in 2011 by our former largest customer, Sinovel Wind Group Co., Ltd., or Sinovel. In response to these events, we believe that our executive management team has responded effectively by (i) expanding the global market for our products and services, (ii) decreasing dependence upon manufacturing in China and the Chinese market, (iii) streamlining various functions of the business, (iv) reorganizing and consolidating our global operations, and (v) reducing our global workforce and the size of our executive team in order to lower expenses.

While our company has been working through all of these major challenges, our Board and Compensation Committee have also been trying to retain our key talent at the executive level and throughout our entire organization. This has not been an easy task, especially as the economy overall has improved and employees find themselves with opportunities elsewhere.

Over the past few years, the Compensation Committee, with the help of management and its independent compensation consultant, has:

•	Awarded no base salary increases to our executive officers in the past three years, including fiscal 2015.

•	Maintained our performance-based annual cash bonus program while attempting to balance our ability to pay with our desire to use cash as an incentive payout when performance warrants compensation.

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Managed our equity compensation program as efficiently as determined possible, taking into account fluctuations in the value of our company’s stock price and, in periods where the price has declined, the corresponding declining value of our equity program and our limited pool of available shares for grant. While the Compensation Committee continues to explore alternatives with our independent outside compensation consultant, we live with the reality that there currently is limited retention value to our equity program for employees, including our executive officers.

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Provided an overall compensation package, including bonuses (when earned) and equity awards, for each executive officer, being mindful of the balance between the need to retain critical talent to successfully navigate our company through a challenging business environment, and our company’s financial position.

The remainder of this executive summary and report outlines our fiscal 2015 business accomplishments and our pay decisions, which reflect our attempt to balance doing what is appropriate for our business and our stockholders while retaining key talent during these difficult times.

Overview of Fiscal 2015 Accomplishments and Financial Performance

Business Accomplishments

At the beginning of fiscal 2015, management identified three discrete business goals which were: (i) to generate new orders for our D-VAR® system; (ii) to announce an additional city exploring the deployment of our Resilient Electric Grid, or REG system; and (iii) to receive a new large wind order. We successfully accomplished all of these goals in fiscal 2015.

During fiscal 2015, we received approximately $28 million of new D-VAR orders from customers in South Africa, Australia, Asia, the United Kingdom, and North America.

In July 2015, we announced that Washington D.C.’s PEPCO, a unit of Chicago-based Exelon Corporation, was undertaking a deployment study of our REG system, joining utilities in Chicago and Boston.

In August 2015, we announced a $40 million order for Electrical Control Systems, or ECS, from Inox Wind Limited, or Inox, in India for its 2 Megawatt, or MW, wind turbines.

In December 2015, we entered into a set of strategic agreements valued at approximately $210.0 million with Inox, which includes a multi-year supply contract pursuant to which we will supply electric control systems to Inox and a license agreement allowing Inox to manufacture a limited number of electrical control systems over the next three to four years. After this initial three to four year period, Inox agreed that we will continue as Inox’s preferred supplier and Inox will be required to purchase from us a majority of its electric control systems requirements for an additional three-year period. These agreements are expected to provide a foundation for the business as we pursue our longer-term objectives. During the fourth quarter of fiscal 2015, Inox made the upfront payment of $6.0 million required under the license agreement, but as of the date of this proxy statement, it has not made the $2.0 million advance payment required under the supply contract.

Financial Performance

While our company continued to generate a significant net loss in fiscal 2015, our overall fiscal 2015 financial performance was better than our fiscal 2014 financial performance and our stock price increased 18% in fiscal 2015. Fiscal 2015 revenues grew 36% to $96.0 million versus $70.5 million in fiscal 2014. Our company’s fiscal 2015 net loss was reduced by more than half to $23.1 million, or $1.76 per share, compared to a fiscal 2014 net loss of $48.7 million, or $5.74 per share. Our company’s fiscal 2015 Non-GAAP Net Loss was $26.2 million, or $1.99 per share, compared to a fiscal 2014 Non-GAAP Net Loss of $39.6 million, or $4.67 per share. Our company generated cash from operations during the second half of fiscal 2015. This is the first such extended period of positive operating cash flows since the events with Sinovel in 2011. Finally, for the full fiscal year, cash used in operations decreased to $4.6 million in fiscal 2015, compared to $32.7 million in fiscal 2014.

For more information about Non-GAAP Net Loss, including a definition and reconciliation against net loss calculated and presented in accordance with GAAP, please see the discussion in “Item 7. Management Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures” commencing on page 37 of our Annual Report on Form 10-K filed on May 31, 2016.

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our expectation about the Inox agreements providing a foundation for our business. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include the risk that the Inox agreements will not become effective or be fulfilled in accordance with their terms and the important factors discussed under the caption “Risk Factors” in Part 1. Item 1A of our most recent Annual Report Form 10-K, which among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein. Any such forward-looking statements represent management’s estimates as of the date of this proxy statement. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this proxy statement.

Overview of Our Executive Compensation Program

The Compensation Committee of our Board has designed our executive compensation program to attract and retain superior employees in key positions to enable our company to succeed in the highly competitive market for talent, while simultaneously maximizing stockholder value. We intend to continue to provide a competitive compensation package to our executives, tie a significant portion of pay to performance and utilize components that best align the interests of our executives with those of our stockholders.

The following is a summary of important aspects of our executive compensation program discussed later in this CD&A:

Key Elements of Our Compensation Program. Our compensation program is designed to achieve these objectives through a combination of the following types of compensation:

•	Base salary;

•	Performance-based annual cash bonuses;

•	Long-term equity incentives; and

•	Severance and change-in-control benefits.

Each element of our executive compensation program is discussed in greater detail below.

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We Intend to Pay for Performance. A significant portion of our named executive officers’ total compensation, as shown below, ties compensation directly to the achievement of corporate and individual objectives. We emphasize pay for performance in order to align executive compensation with our business strategy and the creation of long-term stockholder value.

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Our Compensation Program Supports Our Corporate Objectives and Stockholder Interests. Our compensation program is designed to align executive officer compensation with our short- and long-term business objectives and building long-term stockholder value by rewarding successful execution of our business plan and by tying a portion of total compensation opportunities to equity incentives.

Fiscal 2015 Compensation Programs and Decisions

In line with our executive compensation program’s emphasis on pay for performance, we believe the compensation awarded to our named executive officers for fiscal 2015 properly reflected the achievement of our operating goals, our financial results, overall compensation philosophy and the challenges that our company is still experiencing:

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No Adjustments to Base Salary. For fiscal 2015, management recommended, and the Compensation Committee agreed, that no changes be made to our executive officers’ base salaries. Our executive officers have not received any increase in base salaries for the past 3 years, including fiscal 2015.

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Performance-Based Annual Cash Bonuses. For fiscal 2015, our company primarily focused on Non-GAAP Net Loss, operating expenses, revenues, ending cash balance and orders as objectives in our annual cash bonus program. For our annual bonus program for fiscal 2015, the Compensation Committee placed a greater emphasis on achievement of corporate goals as opposed to individual goals, and viewed these corporate objectives as key for our company’s short-term sustainability and long-term growth. In fiscal 2015, each named executive officer received a cash bonus payment equal to 172% of target bonus opportunity based on (i) significantly overachieving on the Non-GAAP Net Loss, ending cash balance, revenue and orders objectives, (ii) slightly underachieving on the operating expense objective, and (iii) overachieving on the individual performance criteria.

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Long-Term Equity Incentive. The Compensation Committee granted long-term time-based equity awards to our named executive officers in fiscal 2015 based on such factors as: (i) performance and contribution during the prior fiscal year, (ii) recommendations made by our management, (iii) competitive market practices, (iv) the overall compensation package for each executive officer, (v) the need to retain critical talent to successfully navigate our company through a challenging business environment, and (vi) the level of difficulty our company would face if we were to have to replace any executive officer if he or she were to voluntarily leave our company.

We believe that management continued to make improvements in our company’s performance and liquidity in fiscal 2015. The Compensation Committee believes that the named executive officers’ fiscal 2015 compensation was appropriate given the performance and steps taken by management to position the company for future growth, as noted by the business accomplishments described above, cost control and cash management.

Compensation Program Philosophy and Objectives

The Compensation Committee of our Board oversees our executive compensation program, pursuant to authority established in the Compensation Committee Charter. The Compensation Committee reviews and approves all compensation decisions relating to our executive officers, except for the chief executive officer. The Compensation Committee reviews the compensation for our chief executive officer and makes a recommendation to our Board, and our Board determines the compensation of our chief executive officer.

Our executive compensation program is designed to meet three principal objectives:

•	Attract and retain executive officers who contribute to our long-term success;

•	Align compensation with our short-and long-term business objectives; and

•	Motivate the executive officers to provide superior performance that will build long-term stockholder value.

These objectives collectively seek to link executive compensation to our overall company performance, which helps to ensure that the interests of our executives are aligned with the interests of our stockholders.

The Compensation Committee’s decisions regarding executive compensation during fiscal 2015 were based on achieving the above objectives, with an emphasis on:

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Increasing long-term stockholder value by decreasing net loss before stock-based compensation; amortization of acquisition-related intangibles; restructuring and impairment charges; consumption of zero cost-basis inventory; non-cash interest expense; change in fair value of derivatives and warrants; and other unusual charges; net of any tax effects related to these items, which we refer to as Non-GAAP Net Loss;

•	Improving operational performance by increasing cash flow and orders and decreasing operating expenses and executing to the operational goals described above;

•	Taking into account the nature and scope of the executive officer’s position and responsibilities, including considerations of pay equity among the executive officers and retention concerns; and

•	Paying reasonable and fair compensation during a challenging time for the business.

In setting executive compensation for fiscal 2015, the Compensation Committee established salary levels, approved annual equity awards and established an executive incentive cash bonus plan with performance metrics that reflected our annual operating plan and strategic priorities for fiscal 2015. For fiscal 2015, the Compensation Committee established Non-GAAP Net Loss and financial objectives relating to ending cash balance, revenues, operating expenses and orders to promote our short-term and long-term business success. In setting objectives for each of the foregoing metrics, the Compensation Committee considered multiple factors so that its decisions were informed and equitable and that our executive compensation program achieved its objectives.

Stockholder Say-On-Pay Votes

At our Annual Meeting of Stockholders held on August 1, 2014, we provided our stockholders with the opportunity to cast an advisory vote on executive compensation, and in future years such advisory vote will occur triennially. Over 86% of the votes cast on this “say on pay” vote were voted in favor of the proposal. We have considered the results of such vote and believe the support of our stockholders for the vote proposal indicates that our stockholders are generally supportive of our approach to executive compensation. Thus we did not make changes to our executive compensation arrangements in response to the vote. In the future, we will continue to consider the outcome of our “say on pay” votes when making compensation decisions regarding our named executive officers.

The Compensation Committee’s Process

The Compensation Committee has a process to help ensure that our executive compensation program meets its principal objectives. In making compensation decisions, the Compensation Committee considers a wide variety of information, including how each compensation decision ties to its total compensation philosophy, the advice of our general counsel, who also manages our human resources function, and the thoughts of our chief executive officer and other Board members.

Our general counsel, who also manages our human resources function, regularly attended Compensation Committee meetings to provide information and recommendations regarding our executive compensation program. Among other things, he performed internal analyses of marketplace practices for executive pay, made recommendations to our chief executive officer on compensation matters for all officers and compiled other relevant data at the request of the Compensation Committee.

Our chief executive officer is actively involved in the executive compensation process. Our chief executive officer reviews the performance of each of the executive officers (other than his own) and makes recommendations to the Compensation Committee regarding the salary and long-term incentive awards for executive officers other than himself, as well as the executive compensation program’s impact on attracting, retaining and motivating the level of executive talent necessary to achieve and exceed our company goals. The Compensation Committee is not bound by such recommendations, but generally takes them into consideration before making final determinations about the compensation of executive officers other than our chief executive officer.

The Compensation Committee reviews the compensation for our chief executive officer and makes a recommendation to the full Board. The full Board determines the compensation of our chief executive officer.

The Compensation Committee also considers information relevant to each executive’s specific situation including the executive’s marketability and the availability or scarcity of other qualified candidates, inside and outside our company, who could replace the executive should he or she leave the Company.

In determining equity compensation, the Compensation Committee considers levels of past performance, performance potential, retention risk and the value of the equity compensation needed to keep the total compensation opportunity level competitive and consistent with our compensation philosophy.

Role of Independent Compensation Consultant. The Compensation Committee has engaged Pearl Meyer & Partners LLP, or Pearl Meyer, since 2008 as its independent outside compensation consultant, to advise it and develop an executive compensation strategy, to assess the competitiveness of our executive compensation and to provide recommendations with respect to both the levels and structure of compensation for our executives. Pearl Meyer assessed the competitiveness of executive compensation through comparisons with peer groups and survey sources while additionally assessing our performance to ensure compensation levels were appropriately tied to performance. During early fiscal 2015, Pearl Meyer advised the Compensation Committee on compensation matters for all officers and directors and met with the Compensation Committee in executive session without the presence of management, as requested by the Compensation Committee. Pearl Meyer did not perform services for the Company that were unrelated to Compensation Committee matters during fiscal 2015.

The Compensation Committee regularly reviews the services provided by its compensation advisers and believes that Pearl Meyer is independent in providing executive compensation consulting services. The

Committee conducted a specific review of its relationship with Pearl Meyer in fiscal 2015 and determined that Pearl Meyer’s work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and by the SEC and the Nasdaq Global Select Market. The Compensation Committee continues to monitor the independence of its compensation consultant and any conflicts of interest related to services thereby on a periodic basis.

Benchmarking. Because the overall structure and philosophy of our fiscal 2015 executive compensation program was generally consistent with our fiscal 2013 and fiscal 2014 programs and in an effort to save costs, the Compensation Committee utilized the peer group developed in fiscal 2013 with the assistance of Pearl Meyer for the review and determination of our fiscal 2015 executive compensation packages.

In April 2013, the Compensation Committee reviewed the compensation levels of our executive officers against compensation levels at peer group companies that were selected based on the following criteria:

•	companies whose product and service offerings are similar, though not necessarily identical, to ours;

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companies with revenues of approximately four-fifths to three times our revenues, of which approximately 92% had higher revenues and 8% had lower revenues than we had (at the time of selection in February 2013); and

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companies with market capitalization of approximately one-fourth to four times our market capitalization, of which 50% have a higher market capitalization and 50% had a lower market capitalization than we had (at the time of selection in February 2013).

For the analysis of our fiscal 2015 executive compensation packages, the Compensation Committee utilized the peer group approved in fiscal 2013 and consisted of the following ten companies:

Peer Group Companies

Active Power, Inc.	FuelCell Energy, Inc.
Broadwind Energy, Inc.	Maxwell Technologies, Inc.
Capstone Turbine Corporation	PowerSecure International, Inc.
Echelon Corporation	Ultralife Corporation
EnerNOC, Inc.	Vicor Corporation
Fuel Tech, Inc.	Zoltek Companies, Inc.

The Compensation Committee utilized the peer group to provide context for its compensation decision-making. The compensation paid by peer group companies to their respective executive officers does not factor into the Compensation Committee’s determination of the peer group. After the peer group companies were selected in 2013, Pearl Meyer prepared and presented a report to the Compensation Committee summarizing the competitive data and comparisons of our executive officers to the comparable company market data utilizing publicly available data from the comparable companies and broad survey data (reflecting companies of similar size in the general and high-technology industries). We use the broad survey data in conjunction with peer group data in evaluating our executive compensation practices. Survey data sources include the CHiPS Executive and Senior Management Total Compensation Survey. The Compensation Committee does not rely upon data from any individual company participating in any of these surveys in making compensation decisions and uses the general survey data as only a reference point for evaluating our executive compensation practices, as opposed to benchmarking our executive compensation practices against the general survey data. Each of our elements of compensation is reviewed as part of this analysis and evaluation.

The above review provided the Compensation Committee with general affirmation that its compensation decisions are aligned with the marketplace and our compensation program was achieving the Compensation Committee’s objectives, as described above.

The Compensation Committee may, in its discretion, review and/or modify the selection criteria for our peer group and the peer group companies from year to year as it determines appropriate, depending on, among other factors, changes in the marketplace, acquisitions, divestitures and the business focus of us and/or our peer group companies. The Compensation Committee, together with Pearl Meyer, conducted such review and updated our peer group for purposes of determining fiscal 2016 compensation.

Risk Considerations in our Compensation Program

Our Compensation Committee does not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on our company. Our Compensation Committee believes that any risks arising from our compensation policies and practices are mitigated by:

•

the multiple elements and mix of our compensation packages, including base salary, annual bonus programs and, for many of our employees, equity awards vesting over multiple years, that are intended to motivate employees to take a long-term view of our business;

•

the structure of our annual cash bonus program, which is based on (i) a number of different performance measures (including Non-GAAP Net Loss, ending cash balance, revenues, operating expenses and orders) to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business, (ii) performance targets that we believe are somewhat aggressive yet reasonable and should not require undue risk-taking to achieve, and (iii) caps on the maximum payouts eligible under this program; and

•	management process, controls and decision authorities established for different types and levels of decisions.

Compensation Mix

The Compensation Committee relies upon its judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. We seek to achieve our executive compensation objectives through the use of four compensation components, which are summarized in the table below.

Compensation Component	Principal Contributions to Compensation Objectives	Comments
Base salary	• Attracts and retains talented executives with annual salary that reflects the executive’s performance, skill set and opportunities in the marketplace.	• Only component of compensation that is guaranteed. • Can be most influenced by individual performance. • Comprised 25% to 32% of total compensation for our named executive officers in fiscal 2015.
Performance-based annual cash bonuses

•  Focuses executives on annual financial and operating results, as well as on individual performance criteria.

•  Aligns compensation with our short-term business objectives and builds longer-term stockholder value by rewarding successful execution of our business plan.

•  Enables total cash compensation to remain competitive within the marketplace for executive talent.

•  Payout target for named executive officers ranges from 60% to 100% of base salary and depends upon Non-GAAP Net Loss, other financial objectives, and contribution to our financial and non-financial objectives.

•  0% to 200% of target payout can be achieved.

•  Total cash compensation (base salary plus performance-based annual cash bonus) comprised 66% to 67% of total compensation for our named executive officers in fiscal 2015.

Compensation Component	Principal Contributions to Compensation Objectives	Comments
Long-term equity incentives

•  Retains critical talent needed to successfully navigate our company through a challenging business environment.

•   Aligns compensation with our long-term business objectives and builds long-term stockholder value by rewarding successful execution of our business plan.

•  Time-based stock options and time-based and performance-based restricted stock.

•  Long-term equity incentives comprised 32% to 33% of total compensation for our named executive officers in fiscal 2015.

•  Long-term equity incentives combined with performance-based annual cash bonus brings “at risk” fiscal 2015 compensation to a range of 67% to 75% of total compensation for the named executive officers.

Severance and change-in-control benefits

•  Helps to attract and retain talented executives with benefits that are comparable to those offered by companies with whom we compete for talent.

•  Incentivizes management to maximize stockholder value.

•  Each severance agreement provides for certain severance benefits, primarily salary, health benefits and, in certain cases, prorated cash bonus, in the event that the executive’s employment is terminated under certain circumstances. The severance periods range from 18 months to 24 months.

•  The stock options and restricted stock awards we grant to our executive officers provide for full acceleration of vesting upon a change in control of our company.

While the Compensation Committee independently evaluates each of the compensation components discussed in the above table, it places greater emphasis on the sum of base salary, performance-based annual cash bonuses and long-term equity incentives rather than any one component because of their combined greater potential to influence our named executive officers’ performance. The Compensation Committee believes, and our pay mix is designed to reflect, that a substantial portion of the compensation for our named executive officers should be “at risk” and aligned with our stockholders’ interests.

Base salary

Base salaries are set once per year as part of the compensation review process. In May 2015, the Compensation Committee reviewed the base salary levels for Messrs. McGahn, Henry and Maguire. Management recommended, and the Compensation Committee agreed, that no changes would be made to these levels for fiscal 2015. Accordingly, the base salaries established for Messrs. McGahn, Henry and Maguire for fiscal 2015 remained at $500,000, $312,000 and $295,000, respectively. The Compensation Committee considered the base salary levels for these executives to be appropriate in light of each executive’s level of job responsibility and individual performance, overall company performance and the competitiveness of these executives’ salaries with salaries paid to executive officers in similar positions, industries and geographic locations. Base salaries for executive officers have not increased in the past 3 years, including fiscal 2015.

Performance-Based Annual Cash Bonuses

The Compensation Committee believes cash bonuses are an important factor in rewarding and motivating our executive officers. The Compensation Committee establishes a cash incentive plan for our executive officers on an annual basis, typically early in the fiscal year.

On June 23, 2015, the Compensation Committee and our Board approved an executive incentive plan for fiscal 2015 covering all of our executive officers. The overall structure of our fiscal 2015 executive plan utilized the same metrics, metric weightings and payout framework as the fiscal 2014 plan, but extended the maximum payout under each metric from 156% to 200% of target based on a corresponding increase in performance from 114% to 125% of each metric. The Compensation Committee and our Board believe that extending the maximum payout under each metric further aligns the incentives under our executive incentive plan with our stockholders’ interests because it represents “at risk” compensation and rewards our executive officers to the extent that there is extraordinary company performance relative to a metric target.

Under our executive incentive plan for fiscal 2015, the Compensation Committee established Non-GAAP Net Loss; other financial objectives relating to ending cash balance, revenues, operating expenses and orders; and individual contributions to our financial and non-financial objectives as the performance metrics for the payment of cash bonus awards for fiscal 2015. For each executive officer, the Compensation Committee assigned the following weighting to each such metric:

•	our company’s Non-GAAP Net Loss for fiscal 2015 as compared to the established target — 40%;

•	the executive’s achievement of other financial objectives during fiscal 2015 as determined by our Board (in the case of our chief executive officer) or the Compensation Committee — 40%; and

•	the executive’s overall individual performance contribution during fiscal 2015 toward the achievement of our company’s financial and non-financial objectives — 20%.

Under the terms of the fiscal 2015 executive incentive plan, the Compensation Committee designated for each named executive officer a target cash bonus amount between 60% and 100% of such named executive officer’s then current base salary. The amount of the target cash bonus award paid to each named executive officer could have been less than or greater than the executive’s target cash bonus incentive, with the amount capped at 200% of the target cash bonus amount. If less than 80% of a particular quantitative objective was achieved, no payment was received with respect to that objective in the bonus plan.

The following table sets forth each named executive officer’s annual cash bonus award opportunities for fiscal 2015 at minimum, threshold, target and maximum:

	Annual Cash Bonus Award Opportunity				Annual Cash Bonus Award Opportunity ($)
Name	Minimum	Threshold (% of Target)	Target (% of Base Salary)	Maximum (% of Target)	Minimum	Threshold	Target	Maximum
Daniel P. McGahn	0%	30%	100%	200%	$0	$150,000	$500,000	$1,000,000
David A. Henry	0%	30%	60%	200%	$0	$56,160	$187,200	$374,400
James F. Maguire	0%	30%	75%	200%	$0	$66,375	$221,250	$442,500

The Compensation Committee is responsible for determining the cash payout under the plan to each executive officer other than the chief executive officer. Our Board determines the cash payout under the plan for the chief executive officer, taking into account the recommendation of the Compensation Committee.

The following summarizes the cash bonus opportunity for the named executive officers under each performance metric under the fiscal 2015 executive incentive plan.

Milestones and achievement for the Non-GAAP Net Loss (40%) bonus measure: All of the named executive officers had the same Non-GAAP Net Loss threshold that had to be met before payout could be earned. The fiscal 2015 milestones and achievement levels for our company’s Non-GAAP Net Loss measure are shown below. An executive’s payout on this measure was determined through a numerical calculation based on our company’s Non-GAAP Net Loss (rounded to the nearest milestone) so the Compensation Committee (or, in the case of our chief executive officer, our Board) did not need to apply discretion.

	Fiscal 2015 Milestones and Achievement for Company Non-GAAP Net Loss
		Threshold (30%)	Target (100%)		Maximum (200%)
Non-GAAP Net Loss	Non-GAAP Net Loss Milestones:	($40.1M )	($33.4M	)	($25.1M	)
	Non-GAAP Net Loss Result:				($26.2M	)
Bonus Opportunity	Achievement (% of Target):	122%
	% of Target Bonus Opportunity:	188%

Our company’s Non-GAAP Net Loss for fiscal 2015 was significantly lower than target-level expectations, resulting in a bonus payout that was 188% of the target bonus opportunity for this measure. The Compensation Committee (or, in the case of our chief executive officer, our Board) awarded bonuses under the Non-GAAP Net Loss measure to each named executive officer as follows:

Name	Target Bonus for Metric	Total Payout for Metric	% of Target Bonus Opportunity
Daniel P. McGahn	$200,000	$376,000	188%
David A. Henry	$74,880	$140,774	188%
James F. Maguire	$88,500	$166,380	188%

Other financial objectives (40%): For fiscal 2015, the Compensation Committee (or, in the case of our chief executive officer, our Board) placed a greater emphasis on the achievement of the same corporate goals as opposed to individual goals for each executive officer under this measure, viewing these corporate goals as key for our company’s short-term sustainability and long-term growth. The Compensation Committee (or, in the case of our chief executive officer, our Board) awarded bonuses under this measure to each named executive officer as follows:

Financial Objective	Threshold	Target	Maximum	Achievement (% of Target)	Daniel P. McGahn Payout for Metric	David A. Henry Payout for Metric	James F. Maguire Payout for Metric	% of Target Bonus Opportunity
Ending Cash Balance (25%)	$14.9M	$18.6M	$23.3M	125%	$100,000	$37,440	$44,250	200%
AMSC Revenues (25%)	$64.0M	$80.0M	$100.0M	120%	$90,000	$33,696	$39,825	180%
New Orders (25%)	$45.1M	$56.4M	$70.5M	125%	$100,000	$37,440	$44,250	200%
Operating Expenses (1) (25%)	$42.5M	$35.4M	$26.6M	92%	$38,000	$14,227	$16,815	76%
Total Payout					$328,000	$122,803	$145,140	164%

(1)	Operating expenses metric defined as operating expenses less (i) stock compensation expense, and (ii) restructuring and impairment expenses.

Executive contributions to company’s achievement of financial and non-financial objectives — individual performance measure (20%): Each named executive officer was also evaluated upon his or her overall individual contribution during fiscal 2015 toward the achievement of our company’s financial and non-financial objectives. Assessment of achievement for these objectives was evaluated on the basis of the achievement of our operating goals in fiscal 2015, as well as a number of factors relating to individual performance, ability to timely deliver on strategic objectives, leadership and communication. The Compensation Committee (or, in the case of our chief executive officer, our Board) had discretionary authority to determine whether, and to what extent, these objectives had been achieved.

The Compensation Committee (or, in the case of our chief executive officer, our Board) awarded bonuses under this measure to each named executive officer as follows:

Name	Target Bonus for Metric	Total Payout for Metric	% of Target Bonus Opportunity
Daniel P. McGahn	$100,000	$156,000	156%
David A. Henry	$37,440	$58,406	156%
James F. Maguire	$44,250	$69,030	156%

Overall payout results: In June 2016, the Compensation Committee (or, in the case of our chief executive officer, our Board) approved the following payouts under the fiscal 2015 executive incentive plan:

Name	Fiscal 2015 Target Cash Bonus	Fiscal 2015 Total Cash Payout	% of Target Bonus Opportunity
Daniel P. McGahn	$500,000	$860,000	172%
David A. Henry	$187,200	$321,983	172%
James F. Maguire	$221,250	$380,550	172%

Long Term Equity Incentives

The Compensation Committee uses stock-based awards to retain executive officers and align their interests with those of our stockholders. Historically, the Compensation Committee granted stock-based awards to our executive officers purely in the form of stock options that vested in installments over multiple years, with an exercise price equal to the closing market price of our common stock on the date of grant. While we continue to use stock options as a form of incentive for employees and executive officers, the Compensation Committee has increasingly relied on the award of shares of restricted stock to our executive officers. The Compensation Committee awards both time-based and performance-based restricted stock awards. A time-based restricted stock award typically will vest in equal annual installments over a three-year period. A performance-based restricted stock award typically will vest upon the achievement of specific objectives relating to our performance within a specified period. The Compensation Committee believes shares of restricted stock provide an equally motivating form of incentive compensation, minimize stock compensation expenses and reduce the potential dilution of our shares.

We generally grant stock options and shares of restricted stock to executive officers and other employees upon their initial hire, in connection with a promotion, and annually based on merit. To determine the amount of stock-based awards granted to executive officers, our Compensation Committee considers the performance of the individual and our company, historic stock-based awards and the awards made to those in similar positions at comparable companies.

Our Board and Compensation Committee typically meet in early May to review company performance for the prior fiscal year. At such time, the Compensation Committee (or, in the case of our chief executive officer, our Board) also reviews the performance of the executive officers over the prior fiscal year and grants restricted stock or stock options to the executive officers. In fiscal 2015, the Compensation Committee and Board met in May to grant time-based restricted stock awards to Messrs. McGahn, Henry and Maguire.

In fiscal 2015, when considering equity grants, the Compensation Committee (or, in the case of our chief executive officer, our Board) considered:

•	each executive officer’s performance and contribution during the prior fiscal year;

•	recommendations made by our management;

•	competitive practices;

•	the overall compensation package for each executive officer;

•	the overall retention concerns and level of difficulty our company would face if we were to have to replace any executive officer if he or she were to voluntarily leave our company; and

•	the availability of shares to grant to our employees and executive officers given our low stock price and limited share pool.

Based on such considerations, the Compensation Committee (or, in the case of our chief executive officer, our Board) awarded time-based restricted stock to each executive officer with the understanding that no award is expected to be made in fiscal 2016 due to our limited share pool under the 2007 Stock Incentive Plan. Messrs. McGahn, Henry and Maguire received time-based restricted stock awards of 100,000, 50,000 and 50,000 shares, respectively, each of which vests in equal annual installments over a three-year period starting May 14, 2016.

Benefits

We offer a comprehensive benefits package to all full-time employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executive officers are eligible to participate in all of our employee benefit plans. The 401(k) plan includes a matching component where we will match $0.50 on each dollar of an employee’s contribution up to a maximum of 6 percent of his or her wages in the form of our stock. The employee contributions are subject to the maximum limitations as set forth in the Internal Revenue Code of 1986, as amended, or the Code.

Severance and Change-in-Control Benefits

We have entered into agreements with each of our executive officers that provide them with severance benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company. In addition, the stock options and restricted stock awards we grant to our executive officers provide for full acceleration of vesting upon a change in control of our company. These agreements, along with estimates of the value of the benefits payable under them, are described below under the caption “Employment Agreements and Severance Agreements with Executive Officers.” We believe providing these benefits helps us compete for and retain executive talent and that our severance and change-in-control benefits are generally in line with those provided to executives by comparable companies.

Tax Considerations

The Internal Revenue Service, pursuant to Section 162(m) of the Code, generally disallows a tax deduction for compensation in excess of $1,000,000 paid to our chief executive officer and to certain other officers (other than our chief financial officer). Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. We generally intend that our stock option awards comply with exemptions in Section 162(m) of the Code so that the compensation remains tax deductible to us. We periodically review the potential consequences of Section 162(m) of the Code on the other components of our executive compensation program. We may structure arrangements to comply with the exemptions in Section 162(m) of the Code where we believe it to be feasible. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Code when it believes that such payments are appropriate to attract and retain executive talent or are otherwise in the best interests of the Company.

Fiscal 2015 Summary Compensation Table

The following table contains information with respect to the compensation for fiscal 2015 of our principal executive officer, our principal financial officer and our other remaining executive officer.

Name and Principal Position	Fiscal Year (1)	Salary	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Daniel P. McGahn	2015	$500,000	$647,000	$—	$860,000	$9,721	$2,016,721
President and Chief Executive Officer	2014	$500,000	$—	$1,017.800	$533,000	$10,536	$2,061,336
	2013	$500,000	$251,000	$263,440	$512,000	$8,844	$1,535,284
David A. Henry	2015	$312,000	$323,500	$—	$321,983	$8,468	$965,951
Executive Vice President, Chief Financial Officer and Treasurer	2014	$312,000	$579,000	$—	$166,296	$8,209	$1,065,505
	2013	$312,000	$155,620	$164,650	$159,744	$7,831	$799,845
James F. Maguire	2015	$295,000	$323,500	$—	$380,550	$14,048	$1,013,098
Executive Vice President, Operations	2014	$295,000	$579,000	$—	$235,853	$14,983	$1,124,836
	2013	$295,000	$145,580	$156,418	$226,560	$23,872	$847,430

(1)	Refers to the fiscal years ended March 31, 2016 (fiscal 2015), March 31, 2015 (fiscal 2014) and March 31, 2014 (fiscal 2013).

(2)	The amounts shown reflect the grant date fair value of awards granted during the applicable fiscal year computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 12 to our audited consolidated financial statements for fiscal 2015 included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the SEC on May 31, 2016.

(3)	The included amounts in this column reflect cash bonuses paid under our executive incentive plans for fiscal 2015, fiscal 2014 and fiscal 2013. See “Compensation Discussion and Analysis — Compensation Mix — Performance-Based Annual Cash Bonuses” above for a description of the plan for fiscal 2015.

(4)	All Other Compensation is comprised of the following amounts:

Name	Fiscal Year	Life Insurance Premiums (1)	Defined Contributions for 401(k) Stock Match	Other
Daniel P. McGahn	2015	$2,348	$7,373	$—
	2014	2,459	8,077	—
	2013	2,071	6,773	—
David A. Henry	2015	2,348	6,120	—
	2014	2,459	5,750	—
	2013	2,071	5,760	—
James F. Maguire	2015	2,348	7,950	3,750	(2)
	2014	2,459	7,800	4,724	(3)
	2013	2,071	7,350	14,451	(4)

(1)	The life insurance premium amounts in the table above reflect premiums paid by us for life insurance for which the named executive is the named beneficiary.

(2)	Includes $3,750 travel incentive earned in fiscal 2015.

(3)	Includes $2,500 travel incentive and $2,224 patent bonus earned in fiscal 2014.

(4)	Includes $10,000 travel incentive and $4,451 patent bonus earned in fiscal 2013.

Grants of Plan-Based Awards Table for Fiscal 2015

The following table contains information concerning potential future payouts under our fiscal 2015 executive incentive plan and each grant of an option or restricted stock award made during fiscal 2015 to the named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (6)
Name	Grant Date	Threshold $ (2)	Target $ (3)	Maximum $ (4)
Daniel P. McGahn		150,000	500,000	1,000,000
	5/14/15				100,000(5)			647,000
David A. Henry		56,160	187,200	374,400
	5/14/15				50,000(5)			323,500
James F. Maguire		66,375	221,250	442, 500
	5/14/15				50,000(5)			323,500

(1)	Reflects the threshold, target and maximum cash bonus amounts under our executive incentive plan for fiscal 2015. See “Compensation Discussion and Analysis — Compensation Mix — Performance — Based Annual Cash Bonuses” above for a description of this plan. The amounts actually paid to the named executive officers under this plan are shown above in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Reflects the total minimum amount that would have been earned if the minimum targets for all of the annual metrics had been achieved.

(3)	Reflects the total amount that would have been earned if the targeted annual metrics had been achieved.

(4)	Reflects the total maximum amount that would have been earned if the maximum targets for all of the annual metrics had been achieved.

(5)	Restricted stock award vests in equal annual installments over a 3-year period with the first tranche vesting on May 14, 2016.

(6)	Grant date value represents the FASB ASC Topic 718 value of the restricted stock or option award as of the grant date. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 12 to our audited consolidated financial statements for fiscal 2015 included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the SEC on May 31, 2016.

Outstanding Equity Awards at Fiscal Year-End Table for Fiscal 2015

The following table contains information regarding unexercised stock options and unvested restricted stock awards held by our named executive officers as of March 31, 2016.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) (18)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (18)
Daniel P. McGahn	4,000	(1)	—		110.00	12/11/2016	—		—	—	—
	2,550	(2)	—		145.50	5/15/2017	—		—	—	—
	2,099	(3)	—		252.90	5/12/2019	—		—	—	—
	9,999	(4)	—		386.90	12/11/2019	—		—	—	—
	8,999	(5)	—		102.50	5/23/2021	—		—	—	—
	12,500	(6)	—		40.90	5/9/2022	—		—	—	—
	—		—		—	—	3,334	(15)	25,338	—	—
	10,667	(7)	5,332	(7)	25.10	7/31/2023	—		—	—	—
	19,999	(8)	80,000	(8)	14.30	4/14/2024	—		—	—	—
	—		—		—	—	100,000	(16)	760,000	—	—
David A. Henry	7,999	(9)	—		218.70	7/9/2017	—		—	—	—
	2,099	(3)	—		252.90	5/12/2019	—		—	—	—
	1,499	(10)	—		292.40	5/12/2020	—		—	—	—
	4,199	(11)	—		46.60	9/26/2021	—		—	—	—
	3,999	(6)	—		40.90	5/9/2022	—		—	—	—
	—		—		—	—	2,067	(15)	15,709	—	—
	6,667	(7)	3,332	(7)	25.10	7/31/2023	—		—	—	—
	—		—		—	—	20,000	(17)	152,000	—	—
	—		—		—	—	50,000	(16)	380,000	—	—
James F. Maguire	2,001	(12)	—		140.60	3/1/2017	—		—	—	—
	667	(13)	—		255.00	5/11/2019	—		—	—	—
	499	(10)	—		292.40	5/12/2020	—		—	—	—
	1,999	(14)	—		116.30	5/11/2021	—		—	—	—
	5,999	(6)	—		40.90	5/9/2022	—		—	—	—
	—		—		—	—	1,934	(15)	14,698	—	—
	6,333	(7)	3,166	(7)	25.10	7/31/2023	—		—	—	—
	—		—		—	—	20,000	(17)	152,000	—	—
	—		—		—	—	50,000	(16)	380,000	—	—

(1)	These options were granted on December 11, 2006, vested in equal annual installments over a 5-year period and were fully vested on December 11, 2011.

(2)	These options were granted on May 15, 2007, vested in equal annual installments over a 3-year period, and were fully vested on May 15, 2010.

(3)	These options were granted on May 12, 2009, vest in equal annual installments over a 3-year period, and were fully vested on May 12, 2012.

(4)	These options were granted on December 11, 2009 and were fully vested on December 11, 2014.

(5)	These options were granted on May 23, 2011, vest in equal annual installments over a 3-year period, and were fully vested on May 23, 2014.

(6)	These options were granted on May 9, 2012, vest in equal annual installments over a 3-year period, and were fully vested on May 9, 2015.

(7)	These options were granted on July 31, 2013, vest in equal annual installments over a 3-year period, and will be fully vested on July 31, 2016.

(8)	These options were granted on April 14, 2014, vest in equal annual installments over a 5-year period, and will be fully vested on April 14, 2019.

(9)	These options were granted on July 9, 2007 and were fully vested on July 9, 2010.

(10)	These options were granted on May 12, 2010, vest in equal annual installments over a 3-year period and were fully vested on May 12, 2013.

(11)	These options were granted on September 26, 2011, vest in equal annual installments over a 3-year period, and were fully vested on June 24, 2014.

(12)	These options were granted on March 1, 2007, vested in equal annual installments over a 5-year period and were fully vested on March 1, 2012.

(13)	These options were granted on May 11, 2009, vest in equal annual installments over a 3-year period, and were fully vested on May 11, 2012.

(14)	These options were granted on May 11, 2011, vest in equal annual installments over a 3-year period, and were fully vested on May 11, 2014.

(15)	These awards were granted on July 31, 2013, vest in equal annual installments over a 3-year period, and will be fully vested on July 31, 2016.

(16)	These awards were granted on May 14, 2015, vest in equal annual installments over a 3-year period, and will be fully vested on May 14, 2018.

(17)	These awards were granted on August 1, 2014, vest in equal annual installments over a 3 -year period, and will be fully vested on May 8, 2017.

(18)	Based on $7.60 per share, the closing sale price of our common stock on March 31, 2016.

Option Exercises and Stock Vested Table for Fiscal 2015

The following table contains information concerning the exercise of stock options and vesting of restricted stock awards for each named executive officer during fiscal 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Daniel P. McGahn	—	$—	6,667	$38,369
David A. Henry	—	$—	12,967	$81,294
James F. Maguire	—	$—	13,267	$83,449

(1)	Value realized upon vesting is based on the closing sales price of our common stock on the Nasdaq Global Select Market on the vesting date.

Employment Agreements and Severance Agreements with Executive Officers

We are party to severance agreements with each of our current executive officers. Each severance agreement provides for certain severance benefits from the Company to the executive in the event that such executive’s employment is terminated:

•	by us without “cause” (other than due to death or “disability”) in the absence of a “change in control” of the Company (as such terms are defined in the severance agreement); or

•

by us without cause (other than due to death or disability) or by the executive for “good reason” (as defined in the severance agreement) within 12 months following a change in control of the Company; or

•	by us without cause (other than due to death or disability) more than 12 months following a change in control of the Company (each such termination referenced herein as a “qualifying termination”).

These benefits consist primarily of the continuation of the executive’s salary and employee benefits for a specified period of time following employment termination. These periods are as follows: Mr. McGahn — 24 months; Mr. Henry — 18 months; and Mr. Maguire — 18 months. In addition, upon termination by us without cause (other than due to death or disability) or by the executive for good reason within 12 months following a change in control of the Company, the terminated executive is also entitled to a lump sum payment equal to a prorated portion of his or her bonus for the year of termination.

The stock options and restricted stock awards we grant to our executive officers provide for full acceleration of vesting upon a change in control of our company.

The following table describes the potential payments and benefits that would be received by the named executive officers pursuant to these severance agreements, assuming that a qualifying termination of employment occurred on March 31, 2016. Actual amounts payable to each executive listed below upon his employment termination can only be determined definitively at the time of an executive’s actual termination.

Name	Salary Continuation Payments	Employee Benefits (1)	Prorated Bonus (2)
Daniel P. McGahn	$1,000,000	$48,473	$500,000
David A. Henry	$468,000	$36,355	$187,200
James F. Maguire	$442,500	$23,428	$221,250

(1)	Calculated based on the estimated cost to us of providing these benefits at March 31, 2016.

(2)	Calculated based on prorated amount as of March 31, 2016. Prorated bonus is only paid upon a qualifying termination of employment within 12 months of a change in control of the Company.

The following table describes the value to the named executive officers pursuant to the acceleration-of-vesting provisions in his restricted stock and option awards and/or severance agreements, assuming that a change in control of the Company occurred on March 31, 2016. The actual value of such acceleration to each executive listed below can only be determined definitively at the time of an executive’s actual termination.

Name	Value of Option Acceleration (1)	Value of Restricted Stock Acceleration (2)
Daniel P. McGahn	$—	$785,338
David A. Henry	$—	$547,709
James F. Maguire	$—	$546,698

(1)	Represents the number of option shares that would accelerate, multiplied by the excess of $7.60 per share (the closing sale price of AMSC common stock on March 31, 2016) over the exercise price of the option, if any.

(2)	Represents the number of shares of restricted stock that would accelerate, multiplied by $7.60 (the closing sale price of AMSC common stock on March 31, 2016).

Director Compensation

Our Compensation Committee is responsible for reviewing and making recommendations to our Board with respect to the compensation paid to our non-employee directors.

In March 2014, the Compensation Committee engaged Pearl Meyer to assess the competitiveness of our director compensation through comparisons with peer groups and to provide recommendations with respect to both the levels and structure of the compensation for our directors. The peer companies used for nonemployee director compensation were the same companies used when assessing named executive officer compensation. The compensation data indicated that our Board’s total compensation was aligned with the 5th percentile of our peer group, total cash compensation aligned with the median of our peer group and equity compensation aligned with the 5th percentile. Our equity compensation package has been aligned at or near the bottom of our peer group for several years. In order to provide non-employee directors with equity incentives which are competitive with the marketplace, Pearl Meyer recommended an increase to the Board’s equity compensation package that would be aligned with the median of our peer group, and as a result, would also align our Board’s total compensation with the median of our peer group.

On March 31, 2014, based on Pearl Meyer recommendations, the Compensation Committee recommended, and the Board approved, (i) the elimination of the per meeting fee and a fixed annual cash retainer, which amount is roughly equivalent to the prior arrangement, is easier to administer and provides cost certainty, and (ii) amendments to our Amended and Restated 2007 Director Stock Plan, or the 2007 Director Plan, which would provide (a) upon a director’s initial election to the Board of Directors, for an option to purchase shares of common stock with an aggregate grant date value equal to $40,000, and (b) that the annual equity award be based on a value approach with a specific targeted monetary value, as described below. Such changes continued in effect with respect to non-employee director compensation for fiscal 2015.

For fiscal 2015, non-employee directors received cash compensation as follows:

•	each non-employee director received $35,000 as an annual cash retainer and no per meeting fee;

•	the non-employee chairman of the Board received an additional annual cash retainer of $20,000;

•

the chairman of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee received an additional annual cash retainer of $20,000, $15,000 and $10,000, respectively (provided that, if the chairman of the Board is chairman of any committee, then he was paid at the lower committee member rate described below); and

•

the members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee (other than the chairmen of such committees) received an additional annual cash retainer of $12,000, $9,000 and $6,000, respectively.

In addition to cash compensation, each non-employee director will be granted an award of shares of common stock under the 2007 Director Plan with an aggregate grant date value equal to $40,000 three business days following the last day of each fiscal year, subject to proration for any partial fiscal year of service. Further, each non-employee director will be granted an option to purchase shares of common stock under the 2007 Director Plan with an aggregate grant date value equal to $40,000 upon his or her initial election to the Board with an exercise price equal to the fair market value of our common stock on the date of the grant. These options vest in equal annual installments over a two-year period.

Each option granted under the 2007 Director Plan becomes exercisable in full in the event of an acquisition of the Company. The term of each option granted under the 2007 Director Plan is 10 years, provided that, in general, an option may be exercised only while the director continues to serve as a director or within 60 days thereafter.

The compensation packages for directors are intended to attract and retain high-quality individuals to provide oversight to our management team. Directors who are employees of the Company receive no additional compensation for their service as directors.

The following table summarizes the compensation of our non-employee directors during fiscal 2015:

Name*	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Option Awards	All Other Compensation	Total
Vikram S. Budhraja	$56,000	$41,515	—	—	$97,515
David R. Oliver, Jr.	$47,000	$41,515	—	—	$88,515
John B. Vander Sande	$56,000	$41,515	—	—	$97,515
John W. Wood, Jr.	$82,000	$41,515	—	—	$123,515
Pamela F. Lenehan	$55,000	$41,515	—	—	$96,515

*	Excludes Mr. McGahn, who has served as our chief executive officer and as a director since June 1, 2011. Mr. McGahn received no compensation for his service as a director in fiscal 2015. Mr. McGahn’s compensation as an executive is reported in the Summary Compensation Table included in this proxy statement.

(1)	The amounts shown reflect the grant date fair value of each director’s one-time award of 5,839 fully-vested shares of common stock granted during fiscal 2015.

(2)	Based on stock price of $7.11 on the grant date of April 6, 2015.

As of March 31, 2016, each non-employee director held options for the following aggregate number of shares of common stock:

Name	Number of Shares
Vikram S. Budhraja	—
David R. Oliver, Jr.	2,000
John B. Vander Sande	—
John W. Wood, Jr.	2,000
Pamela F. Lenehan	1,000

Securities Authorized for Issuance Under Our Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of March 31, 2016.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	373,215	(1)	$83.39	230,712	(2)

(1)	Excludes shares issuable under our 2000 Employee Stock Purchase Plan in connection with the current offering period which ends on September 30, 2016. Such shares are included in column (c).

(2)	In addition to being available for future issuance upon exercise of options that may be granted after March 31, 2016, 195,194 shares available for issuance under our 2007 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards. The above amounts include 35,505 shares available under the 2007 Director Plan. There were 13 shares available under the 2000 Employee Stock Purchase Plan on March 31, 2016.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Budhraja (Chairman), Dr. Vander Sande and Mr. Wood. No member of the Compensation Committee was at any time during fiscal 2015, or formerly, an officer or employee of ours or any subsidiary of ours, nor has any member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the preceding “Compensation Discussion and Analysis” section with management. Based on that review and discussion, the Compensation Committee has recommended to our Board that the “Compensation Discussion and Analysis” section be included in our proxy statement.

By the Compensation Committee of the Board.

Vikram S. Budhraja, Chairman

John B. Vander Sande

John W. Wood, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. The Audit Committee will review and consider such information regarding the transaction as it deems appropriate under the circumstances.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

There were no related person transactions during fiscal 2015.

ELECTION OF DIRECTORS

(PROPOSAL 1)

At the Annual Meeting, our stockholders will elect six directors to serve until our next annual meeting of stockholders, and until their respective successors are elected and qualified. The candidates listed below were nominated by the Board based on the recommendation of the Nominating and Corporate Governance Committee. The nominees must be elected by a plurality of the votes cast by the stockholders entitled to vote on the election. This means that the six nominees receiving the most affirmative votes will be elected as directors at the Annual Meeting. Votes withheld and “broker non-votes” will have no effect on the outcome of the election of directors. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable to serve or for good cause will not serve, proxies may be voted for a substitute nominee designated by our Board, or the Board may elect to reduce the size of the Board. Information about each nominee is included under “Corporate Governance — Members of the Board” beginning on page 7 of this proxy statement.

The Board recommends a vote FOR the election of Mr. Budhraja, Ms. Lenehan, Mr. McGahn, Mr. Oliver, Dr. Vander Sande and Mr. Wood, as directors.

APPROVAL OF AMENDMENTS TO THE 2007 STOCK INCENTIVE PLAN, AS AMENDED

(PROPOSAL 2)

Overview

In this Proposal 2, we are requesting AMSC stockholders approve amendments to our 2007 Stock Incentive Plan, as amended, or 2007 Plan, to:

•	increase by 1,350,000 the number of shares of our common stock available for issuance under the 2007 Plan;

•	approve the material terms of performance goals that may apply to awards granted under the 2007 Plan for purposes of Section 162(m) of the Code; and

•	increase the maximum number of shares issuable to any person in any calendar year from 100,000 shares to 250,000 shares.

Our Board approved the amendments to the 2007 Plan on June 14, 2016, subject to and effective upon stockholder approval. If this Proposal 2 is not approved by our stockholders, the amendments to the 2007 Plan will not become effective, but the 2007 Plan will remain in effect in accordance with its terms prior to such Board approval.

The approval of the amendments to the 2007 Plan requires the affirmative vote of the holders of a majority of the shares of common stock voting on the matter. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

Board Recommendation

The Board believes that the amendments to the 2007 Plan are in the best interests of AMSC and our stockholders and therefore recommends a vote FOR this proposal.

Prior Stockholder Approvals

On August 3, 2007, AMSC stockholders adopted and approved the 2007 Plan and 300,000 shares of common stock were reserved for issuance thereunder.

On August 6, 2009, AMSC stockholders adopted amendments to our 2007 Plan which (i) increased by 300,000 the number of shares of common stock available for issuance under the 2007 Plan, and (ii) implemented fungible share counting by counting future restricted stock, restricted stock units and other stock-based awards with a per share price or per unit purchase price lower than 100% of fair market value, or Full-Value Awards, against the 2007 Plan’s share reserve as two shares for every one share issued in connection with such awards.

On July 27, 2012, AMSC stockholders adopted amendments to our 2007 Plan which (i) increased by 750,000 the number of shares of common stock available for issuance under the 2007 Plan, and (ii) decreased our existing fungible share reserve ratio so that, for awards granted from and after the date of the 2012 annual meeting, the number of shares of stock available for issuance under the 2007 Plan were reduced (A) by one (1) share for each share granted pursuant to awards that are not Full-Value Awards (including, without limitation, stock options or stock appreciation rights) awarded under the 2007 Plan, and (B) by one and three tenths (1.3) shares for each share granted pursuant to Full-Value Awards awarded under the 2007 Plan.

On August 1, 2014, AMSC stockholders adopted amendments to our 2007 Plan which (i) increased by 700,000 the number of shares of common stock available for issuance under the 2007 Plan, and (ii) decreased our existing fungible share reserve ratio so that, for awards granted from and after the date of the 2014 annual meeting, the number of shares of stock available for issuance under the 2007 Plan were reduced by one (1) share for each share granted pursuant to each award, whether or not a Full-Value Award, awarded under the 2007 Plan, and (iii) extended the term of the 2007 Plan through August 1, 2024, the tenth anniversary of shareholder approval at the 2014 annual meeting.

Determination of Additional Shares Under the 2007 Plan

In determining to approve the amendments to the 2007 Plan, the compensation committee reviewed an analysis prepared by Pearl Meyer, the committee’s independent compensation consultant. Specifically, the compensation committee considered that:

•

Based on historical usage, if we do not increase the shares available for issuance under the 2007 Plan, we would expect to exhaust the available shares under the 2007 Plan by December 31, 2016, at which time we would lose an important compensation tool. If our stockholders approve the amendment and restatement, we estimate that the shares reserved for issuance under the 2007 Plan, as amended and restated, would be sufficient for approximately three additional years of awards, depending on projected new employee growth and assuming we continue to grant awards consistent with our historical usage and current practices. However, the share reserve under the 2007 Plan, as amended and restated, could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with any degree of certainty at this time.

•

Our three-year average burn rate, based on the ISS methodology of calculation, of approximately 5.8% was below the ISS burn rate limit of approximately 6.4% for Capital Goods Non-Russell 3000 companies.

•

If approved, the issuance of the additional 1,350,000 shares to be reserved under the 2007 Plan represents approximately 9.5% of the number of shares of our common stock outstanding as of June 13, 2016.

In consideration of these factors, and our belief that the ability to continue granting equity compensation is vital to our attracting and retaining employees, we believe that the amendment and restatement of the 2007 Plan and the size of the share reserve under the 2007 Plan after giving effect to the amendment and restatement are reasonable, appropriate and in the best interests of the Company at this time. The board of directors will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.

Benefits of the 2007 Plan

We believe that equity is a key element of AMSC’s compensation package and that equity awards encourage employee loyalty and align employee interests directly with those of our stockholders. The 2007 Plan allows us to provide key employees, and consultants and advisors, with equity incentives that are competitive with the marketplace.

As of June 13, 2016, an aggregate of 1,979,228 shares of common stock were issued or issuable pursuant to awards that had been granted under the 2007 Plan, and 70,772 shares of common stock were available for future grant under the 2007 Plan. The market value of a share of common stock as of June 13, 2016 equaled $8.59.

As a result, unless the proposed amendments are approved, we may not be able to provide individuals eligible for awards with compensation packages that are necessary to attract, retain and motivate such individuals. The Board believes that the additional 1,350,000 shares of common stock will provide us sufficient shares to cover the awards anticipated to be granted to eligible participants for at least three years.

Description of the 2007 Plan

The following is a summary of the material terms and conditions of the 2007 Plan, as proposed to be amended, and is qualified in its entirety by reference to the 2007 Plan, as proposed to be amended, which is attached to this proxy statement as Appendix A.

Administration

The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2007 Plan and to interpret the provisions of the 2007 Plan. The Board may delegate authority under the 2007 Plan to one or more committees or subcommittees of the Board and, subject to limitations contained in the 2007 Plan, to one or more officers of the Company. The Board has currently authorized the

Compensation Committee to administer the 2007 Plan, including the granting of options to executive officers, and all references in this description of the 2007 Plan to the Board shall apply to the Compensation Committee for so long as that delegation of authority remains in effect. In addition, our Board has delegated to a committee of the Board, designated as the Awards Committee, which consists solely of our president and chief executive officer, Mr. McGahn, the authority to grant options and award restricted stock, subject to the terms and conditions of our 2007 Plan and any other limitations set by the Board, to employees other than executive officers.

Subject to any applicable limitations contained in the 2007 Plan, the Board, the Compensation Committee, the Awards Committee or any other committee or executive to whom the Board delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than the fair market value of our common stock on the date of grant), (iii) the duration and other terms and conditions of options, and (iv) the number of shares of common stock subject to any stock appreciation right, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

Eligibility and Limitations Upon Awards

Employees, officers, consultants and advisors of AMSC and its subsidiaries are eligible to be granted awards under the 2007 Plan. Under present law, however, incentive stock options may only be granted to employees of AMSC and its subsidiaries. As of June 13, 2016, the persons eligible to receive awards under the 2007 Plan consisted of approximately 375 employees (other than officers) and three officers. The granting of awards under the 2007 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. Other than the continued services of the award recipient, the Company generally has not and does not expect to receive any consideration for the granting of any awards under the 2007 Plan.

Authorized Number of Shares. Pursuant to the proposed amendments, the number of shares of common stock that are available to be issued through awards made under the 2007 Plan or through the exercise of options granted thereunder will be increased from 2,050,000 shares to 3,400,000 shares.

Fungible Share Pool. Each share subject to a future award under the 2007 Plan, whether or not a Full Value Awards, will be counted against the shares reserved for issuance under the 2007 Plan as one share of common stock. For awards prior to August 1, 2014, however, the share reserve for the 2007 Plan was reduced by 1.3 shares for each Full-Value Award and one (1) share for each award that is not a Full-Value Award (including, without limitation, any option or stock appreciation right award). Further, for awards prior to July 27, 2012, the share reserve for the 2007 Plan was reduced by two shares for each Full-Value Award and one (1) share for each award that is not a Full-Value Award (including, without limitation, any option or stock appreciation right award). To the extent a share that was subject to an award that was previously counted as one share, two shares or 1.3 shares is returned to the 2007 Plan, the share reserve and limits will be credited with one share, two shares or 1.3 shares, as the case may be. For purposes of counting the number of shares available for the grant of awards under the 2007 Plan, (i) shares of common stock delivered (either by actual delivery, attestation, or net exercise) to AMSC by a participant to (a) purchase shares of common stock upon the exercise of an award, or (b) satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) and (ii) shares of common stock repurchased by AMSC on the open market using proceeds from the exercise of an award shall not be added back to the number of shares available for future awards.

Reacquired Shares. If any award (i) expires or is terminated, surrendered, canceled or forfeited or (ii) results in any common stock not being issued (including as a result of an independent stock appreciation right that was settleable either in cash or in stock actually being settled in cash), the unused shares of common stock covered by such award will again be available for grant under the 2007 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. Notwithstanding the foregoing, in the case of an independent stock appreciation right, the full number of shares subject to such stock appreciation right (or portion thereof) settled in stock will be counted against the number of shares available under the 2007 Plan regardless of the number of shares actually used to settle such stock appreciation right (or portion thereof).

Section 162(m) Per-Participant Award Limitation Under the 2007 Plan. The maximum number of shares with respect to which awards may be granted to any participant under the 2007 Plan may not exceed 250,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with a stock appreciation right is treated as a single award.

Substitute Awards

In connection with a merger or consolidation of an entity with AMSC or the acquisition by us of property or stock of an entity, the Board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2007 Plan. Substitute awards will not count against the 2007 Plan’s overall share limit, except as may be required by the Code.

Types of Awards

The 2007 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below. Such awards that may be granted under the 2007 Plan are referred to in this section entitled “Description of the 2007 Plan” as “awards.” As described above under the subheading “Administration,” our Board has authorized the Compensation Committee to administer the 2007 Plan. All references in this section entitled “Description of the 2007 Plan” to the Board shall also apply to the Compensation Committee for so long as the delegation of authority to the Compensation Committee remains in effect.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options will be granted at an exercise price that is not less than 100% of the fair market value of our common stock on the date the option is granted; however, if the Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the fair market value on such future date. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to an optionee holding more than 10% of the voting power of AMSC, or a 10% holder). Options may not be granted for a term in excess of ten years (or five years in the case of incentive stock options granted to 10% holder). The 2007 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) except as otherwise provided by the Board, “cashless exercise” through a broker, (iii) subject to certain conditions, surrender to us of shares of our common stock, (iv) subject to certain conditions, delivery to us of a promissory note, (v) any other lawful means as determined by the Board, or (vi) any combination of these forms of payment.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in cash or common stock or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock. Subject to the limitations described below, SARs will be granted at an exercise price that is not less than 100% of the fair market value of our common stock on the date the SAR is granted; however, if the Board approves the grant of an SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the fair market value on such future date. SARs may not be granted for a term in excess of ten years. SARs may be granted independently or in tandem with an option.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares from (or to require forfeiture of all or part of such shares, if issued at no cost, by) the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Unless otherwise provided by the Board, any dividends or distributions with respect to restricted stock will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.

Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of our common stock or cash to be delivered at the time such restricted stock units vest and are settled pursuant to the terms and conditions established by the Board.

Other Stock-Based Awards. Under the 2007 Plan, the Board has the right to grant other awards based upon our common stock having such terms and conditions as the Board may determine, including the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock or other property and the grant of awards in lieu of compensation to which a participant is otherwise entitled. Such other awards may be paid in shares of common stock or cash, as determined by the Board.

Performance Measures. As discussed under the subheading “Administration” above, the Board has authorized our Compensation Committee to administer the 2007 Plan. The Compensation Committee may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such award will be based on one or more of the following measures: (i) net income, (ii) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (iii) operating profit before or after discontinued operations and/or taxes, (iv) sales, (v) sales growth, (vi) earnings growth, (vii) cash flow or cash position, (viii) gross margins, (ix) stock price, (x) market share, (xi) return on sales, assets, equity or investment, (xii) improvement of financial ratings, (xiii) achievement of balance sheet or income statement objectives or (xiv) total shareholder return. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (a) extraordinary items, (b) gains or losses on the dispositions of discontinued operations, (c) the cumulative effects of changes in accounting principles, (d) the writedown of any asset, and (e) charges for restructuring and rationalization programs. Such performance goals: (x) may vary by participant and may be different for different awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee; and (z) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code.

Limitation on Repricing

Unless approved by AMSC’s stockholders: (i) no outstanding option or SAR granted under the 2007 Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option or SAR, as the case may be (other than adjustments in connection with any stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization), and (ii) the Board may not cancel any outstanding option or SAR (whether or not in either case granted under the 2007 Plan) and grant new awards in substitution for such option or SAR, as the case may be, under the 2007 Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option or SAR, as the case may be.

Transferability of Awards

Except as otherwise provided in an award or permitted by the Board under the 2007 Plan, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order, and, during the life of the participant, shall be exercisable only by the participant.

Adjustments for Changes in Common Stock and Certain Other Events

We shall make equitable adjustments in connection with the 2007 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The

2007 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of AMSC with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (ii) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or (iii) any liquidation or dissolution of AMSC. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any outstanding awards on such terms as the Board determines: (a) provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (b) upon written notice, provide that all unexercised options or other unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (c) provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event, (d) in the event of a Reorganization Event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, or Acquisition Price, make or provide for a cash payment to an award holder equal to (x) the Acquisition Price times the number of shares of common stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (y) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards, (e) provide that, in connection with a liquidation or dissolution of AMSC, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (f) any combination of the foregoing.

Acceleration.

Our Board may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Provisions for Foreign Participants

Our Board may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2007 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No award may be made under the 2007 Plan more than 10 years after August 1, 2014, the date that the 2007 Plan was last approved by our stockholders, but awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 2007 Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement (or, in the event Nasdaq no longer requires shareholder approval of “material amendments” to equity plans, otherwise materially increasing the number of shares authorized under the 2007 Plan, expanding the types of awards that may be granted under the 2007 Plan or materially expanding the class of participants eligible to participate in the 2007 Plan) will become effective until such stockholder approval is obtained. No award will be made that is conditioned upon stockholder approval of any amendment to the 2007 Plan.

If the stockholders do not approve the adoption of the 2007 Plan (as amended and restated as of June 14, 2016), the 2007 Plan (as amended and restated as of August 1, 2014) will continue in effect on its terms and conditions as in effect immediately prior to Board approval of the 2007 Plan on June 14, 2016.

Federal Income Tax Consequences of the 2007 Plan

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2007 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement and is intended for general information only. Alternative minimum tax and other federal tax and foreign, state, and local income taxes are not discussed and may vary depending on individual circumstances and from locality to locality. Changes to the federal income tax laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or one of our 50% or more-owned corporate subsidiaries at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income (as compensation income) and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will generally not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code, or an 83(b) election, is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income upon the date of grant equal to the value of the stock less the purchase price and, when the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term. The holding period for purposes of capital gain or loss generally will commence on the date of vesting (or, if an 83(b) election is made, the date of grant).

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have compensation income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2007 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to AMSC

There will be no tax consequences to us except that we will generally be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code (as described below).

Section 162(m) of the Code

Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including, without limitation, base salary, annual bonus, stock option exercises, and restricted stock vesting) for certain executive officers exceeds $1 million in any one taxable year. However, under Section 162(m) of the Code, the deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. The 2007 Plan has been structured with the intent that awards granted thereunder may meet the requirements for “performance-based” compensation and Section 162(m) of the Code. To the extent granted at an exercise price not less than the value of our Common Stock, options and SARs granted under the 2007 Plan are intended to qualify as “performance-based” under Section 162(m) of the Code. Restricted stock, restricted stock units and other stock-based awards under the 2007 Plan may qualify as “performance-based” under Section 162(m) of the Code if they vest or become payable based solely upon attainment of preestablished goals based on the performance measures described in Section 10(i)(3) of the 2007 Plan.

We have attempted to structure the 2007 Plan in such a manner that the Compensation Committee can determine the terms and conditions of awards granted thereunder in order to determine whether the remuneration attributable to such awards will be subject to the $1 million limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue and, due to uncertainties in the application of the regulations under Section 162(m) of the Code, there is no guarantee that deductions claimed under Section 162(m) of the Code will not be challenged or disallowed by the Internal Revenue Service. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from taking a contrary position with respect to the 2007 Plan. Furthermore, although the Compensation Committee believes that deductibility of executive compensation is an important consideration, it reserves the right to approve executive compensation arrangements that are not fully tax deductible if it believes that doing so is in the best interests of AMSC or our stockholders.

Section 409A of the Code

This summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. If the terms of any award do not meet the requirements of Section 409A of the Code, then the violation may result in an additional 20% tax obligation, plus penalties and interest for the applicable participant.

New Plan Benefits

All future awards under the 2007 Plan will be made by the Board, the Compensation Committee or the Awards Committee as described above and are not currently determinable. For additional disclosure regarding benefits under the 2007 Director Plan and the 2000 Employee Stock Purchase Plan, see New Plan Benefits” and “Additional Prior Award Information” in each of Proposals 3 and 4.

Additional Prior Award Information

The table below shows, as to our named executive officers and the various indicated groups, the number of shares of our common stock subject to awards granted under the 2007 Plan as of June 13, 2016.

Name and Position	Number of options (1)	Number of shares of restricted stock
Named Executive Officers:
Daniel P. McGahn — President and Chief Executive Officer	149,595	167,600
David A. Henry — Executive Vice President, Chief Financial Officer and Treasurer	21,795	116,910
James F. Maguire — Executive Vice President, Operations	18,996	108,445
All current executive officers, as a group	190,386	392,955
All current directors who are not executive officers, as a group	0	0
Director nominees:
Vikram S. Budhraja	0	0
Pamela F. Lenehan	0	0
Daniel P. McGahn	See above	See above
David R. Oliver, Jr.	0	0
John B. Vander Sande	0	0
John W. Wood, Jr.	0	0
Each associate of any of such directors, executive officers or nominees	0	0
Persons who receive or are to receive 5% of options, warrants or rights under 2007 Plan	n/a	n/a
All employees, including all current officers who are not executive officers, as a group	298,466	1,147,322

(1)	The weighted average exercise price of these options is $73.37 and, as of June 13, 2016, the weighted remaining contractual life of these options is 6.25 years.

Securities Authorized for Issuance Under Our Equity Compensation Plans

For information regarding the securities authorized for issuance under our equity compensation plans, see “Information about Executive and Director Compensation — Securities Authorized for Issuance Under Our Equity Compensation Plans” on page 33 of this proxy statement.

APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED

2007 DIRECTOR STOCK PLAN

(PROPOSAL 3)

Overview

In this Proposal 3, we are requesting AMSC stockholders approve amendments to our Amended and Restated 2007 Director Stock Plan, or 2007 Director Plan, to:

•	increase by 150,000 the number of shares of common stock available for issuance under the 2007 Director Plan; and

•	decrease the maximum value of equity awards granted to any director in any fiscal year from $1,000,000 to $500,000.

Our Board approved the amendments to the 2007 Director Plan on June 14, 2016, subject to and effective upon stockholder approval. If this Proposal 3 is not approved by our stockholders, the amendments to the 2007 Director Plan will not become effective, but the 2007 Director Plan will remain in effect in accordance with its present terms.

The approval of the amendments to the 2007 Director Plan requires the affirmative vote of the holders of a majority of the shares of common stock voting on the matter. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

Board Recommendation

The Board believes that the amendments to the 2007 Director Plan are in the best interests of AMSC and our stockholders and therefore recommends a vote FOR this proposal.

Prior Board and Stockholder Approvals

On August 3, 2007, AMSC stockholders adopted and approved our 2007 Director Plan. Up to 30,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2007 Director Plan.

On May 12, 2009, our Board adopted amendments to our 2007 Director Plan which reduced the number of equity awards granted to a director upon his or her initial election to the Board and annually following each annual meeting of stockholders. On March 31, 2014, our Board further amended the terms of the equity awards granted to directors by adopting amendments, effective April 1, 2014, to the 2007 Director Plan, which provide that:

•

each non-employee director is granted an option to purchase shares of common stock with an aggregate grant date value equal to $40,000 upon his or her initial election to the Board with an exercise price equal to the fair market value of our common stock on the date of the grant;

•

each non-employee director is granted an award of shares of common stock with an aggregate grant date value equal to $40,000 three business days following the last day of each fiscal year, subject to proration for any partial fiscal year of service;

•	without limiting the foregoing, the Board may, in its sole discretion, grant additional options and other awards to non-employee directors; and

•	no non-employee director shall be granted options or other awards under the 2007 Director Plan in any fiscal year with a grant date value in excess of $1,000,000.

On August 1, 2014, AMSC stockholders adopted amendments to our 2007 Director Plan which (i) increased by 50,000 the number of shares of common stock available for issuance under the 2007 Director Plan, and (ii) extended the term of the 2007 Director Plan through August 1, 2024, the tenth anniversary of shareholder approval at the 2014 annual meeting.

Benefits of the 2007 Director Plan

We believe that equity is a key element of AMSC’s compensation package for non-employee directors. The 2007 Director Plan allows us to provide non-employee directors with equity incentives that are competitive with the marketplace.

As of June 13, 2016, an aggregate of 69,495 shares of common stock were issued or issuable pursuant to awards that had been granted under the 2007 Director Plan and 10,505 shares of common stock were available for future grant under the 2007 Director Plan. The market value of a share of common stock as of June 13, 2016 equaled $8.59.

As a result, unless the proposed amendments are approved, we may not be able to provide individuals eligible for awards with compensation packages that are necessary to attract, retain and motivate such individuals. The Board believes that the additional 150,000 shares of common stock will provide us sufficient shares to cover the awards anticipated to be granted to eligible participants for at least three years.

Description of the 2007 Director Plan

The following is a summary of the material terms and conditions of the 2007 Director Plan, as proposed to be amended, and is qualified in its entirety by reference to the 2007 Director Plan, as proposed to be amended, which is attached to this proxy statement as Appendix B.

Eligibility; Types of Awards; Terms of Awards; Award Limit

The 2007 Director Plan provides for the grant of nonstatutory stock options and stock awards to directors who are not our full-time employees or the full-time employee of any of our subsidiaries (referred to as Outside Directors). In particular, the 2007 Director Plan provides for automatic grants of options and stock awards to Outside Directors as follows:

•

each Outside Director is granted an option to purchase shares of common stock with an aggregate grant date value equal to $40,000 upon his or her initial election to the Board with an exercise price equal to the fair market value of our common stock on the date of the grant; and

•

each Outside Director is granted an award of shares of common stock with an aggregate grant date value equal to $40,000 three business days following the last day of each fiscal year, subject to proration for any partial fiscal year of service.

Each option granted under the 2007 Director Plan will have an exercise price equal to the fair market value of our common stock on the date of grant. Options automatically granted under the 2007 Director Plan will vest in equal annual installments over a two-year period, subject to acceleration of vesting in the event of a change in control of AMSC (as defined in the 2007 Director Plan). The shares of common stock automatically issued to Outside Directors following each Annual Meeting of Stockholders will be fully vested and not subject to any repurchase rights or other contractual restrictions. In addition to the automatic grants, the Board may, in its sole discretion, grant additional options and stock awards to Outside Directors. No Outside Director may be granted options or awards under the 2007 Director Plan in any one fiscal year with a grant date fair value, as determined in accordance with FASB ASC Topic 718, or any successor thereto, in excess of $500,000.

As of June 14, 2016, the persons eligible to receive awards under the 2007 Director Plan consisted of five Outside Directors. Other than the continued services of the award recipient, the Company generally has not and does not expect to receive any consideration for the granting of any awards under the 2007 Director Plan.

Authorized Number of Shares.

Pursuant to the proposed amendments, the number of shares of common stock that are available to be issued through awards made under the 2007 Director Plan or through the exercise of options granted thereunder will be increased from 80,000 shares to 230,000 shares.

Limitation on Repricing

Unless approved by AMSC’s stockholders: (i) no outstanding option granted under the 2007 Director Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option (other than adjustments in connection with any stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization), and (ii) the Board may not cancel any outstanding option (whether or not in either case granted under the 2007 Director Plan) and grant new awards in substitution for such option under the 2007 Director Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

Transferability of Awards

Except as otherwise permitted by the Board or under the Plan, option awards issued under the 2007 Director Plan may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the lifetime of the optionee, shall be exercisable only by the optionee.

Administration

The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2007 Director Plan and to interpret the provisions of the 2007 Director Plan. The Board also has the authority to delegate any or all of its powers under the 2007 Director Plan to one or more committees or subcommittees of the Board, to the extent permitted by applicable law. Such authority has been delegated to the Compensation Committee pursuant to its charter. All references in this description of the 2007 Director Plan to the Board shall also apply to the Compensation Committee.

We shall make equitable adjustments in connection with the 2007 Director Plan and any outstanding options to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2007 Director Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) any merger or consolidation of AMSC with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of AMSC. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any outstanding options on such terms as the Board determines: (i) provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised options will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding options will become realizable or deliverable in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, or Acquisition Price, make or provide for a cash payment to an option holder equal to (A) the Acquisition Price times the number of shares of common stock subject to the holder’s options (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding options, in exchange for the termination of such options, (v) provide that, in connection with a liquidation or dissolution of AMSC, options will convert into the right to receive liquidation proceeds (net of the exercise price thereof) and (vi) any combination of the foregoing.

Amendment or Termination

No awards may be made under the 2007 Director Plan more than 10 years after August 1, 2014, the date that the 2007 Director Plan was last approved by our stockholders, but awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 2007 Director Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement (or, in the event Nasdaq no longer requires shareholder approval of “material amendments” to equity plans, otherwise materially increasing the number of shares authorized under the 2007 Director Plan, expanding the types of awards that may be granted under the 2007 Director Plan or materially expanding the class of participants eligible to participate in the 2007 Director Plan) will become effective until such stockholder approval is obtained.

If the stockholders do not approve the adoption of the 2007 Director Plan (as amended and restated as of June 14, 2016), the 2007 Director Plan (as amended and restated as of August 1, 2014) will continue in effect on its terms and conditions as in effect immediately prior to Board approval of the 2007 Director Plan on June 14, 2016.

Federal Income Tax Consequences of the 2007 Director Plan

The following is a summary of the United States federal income tax consequences that generally will arise with respect to nonstatutory stock options and stock awards granted under the 2007 Director Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Awards

A participant will have compensation income equal to the value of the stock on the date of grant (or, if later, the date of vesting) less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant (or, if later, the date of vesting). Any capital gain or loss will be long-term if the participant held the stock for more than one year from the date of grant (or, if later, the date of vesting) and otherwise will be short-term.

Tax Consequences to AMSC

There will be no tax consequences to us except that we will generally be entitled to a deduction when a participant has compensation income.

Section 409A of the Code

This summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. If the terms of any award do not meet the requirements of Section 409A of the Code, then the violation may result in an additional 20% tax obligation, plus penalties and interest for the applicable participant.

New Plan Benefits

The table below shows, as to our non-employee directors and the various indicated groups, the number of shares of our common stock subject to awards that will be allocated to them under the 2007 Director Plan in respect of each fiscal year on and after April 1, 2016. For additional disclosure regarding benefits under the 2007 Plan and 2000 Employee Stock Purchase Plan, see “New Plan Benefits” and “Additional Prior Award Information” in each of Proposals 2 and 4.

Name and Position	Number of options (1)	Dollar value of options	Number of stock awards		Dollar value of stock awards
Named Executive Officers:
Daniel P. McGahn — President and Chief Executive Officer	0	0	0		0
David A. Henry — Executive Vice President, Chief Financial Officer and Treasurer	0	0	0		0
James F. Maguire — Executive Vice President, Operations	0	0	0		0
All current executive officers, as a group	0	0	0		0
All current directors who are not executive officers, as a group	0	0	23,282	(2)	$200,000	(2)
All employees, including all current officers who are not executive officers, as a group	0	0	0		0

(1)	No current non-employee director is entitled to any future option grant in connection with his or her initial election to the Board.

(2)	Represents the aggregate annual stock grants to five non-employee directors, each with a grant date fair value of $40,000, expected to occur with respect to each fiscal year on and after April 1, 2016 in which such non-employee directors provide services. The number of shares is calculated based on the market value of a share of common stock as of June 13, 2016 equaled $8.59, but is subject to change based on the share price utilized in connection with the actual grants.

Additional Prior Award Information

The table below shows, as to our non-employee directors and the various indicated groups, the number of shares of our common stock subject to awards granted under the 2007 Director Plan as of June 14, 2016. All future awards under the 2007 Director Plan will be made by the Board or the Compensation Committee as described above.

Name and Position	Number of options (1)	Number of stock awards
Named Executive Officers:
Daniel P. McGahn — President and Chief Executive Officer	0	0
David A. Henry — Executive Vice President, Chief Financial Officer and Treasurer	0	0
James F. Maguire — Executive Vice President, Operations	0	0
All current executive officers, as a group	0	0
All current directors who are not executive officers, as a group	1,000	63,995
Director nominees:
Vikram S. Budhraja	0	13,339
Pamela F. Lenehan	1,000	11,639
Daniel P. McGahn	See above	See above
David R. Oliver, Jr.	0	12,839
John B. Vander Sande	0	13,339
John W. Wood, Jr.	0	12,839
Each associate of any of such directors, executive officers or nominees	0	0
Persons who receive or are to receive 5% of options, warrants or rights under 2007 Director Plan	n/a	n/a
All employees, including all current officers who are not executive officers, as a group	0	0

(1)	The weighted average exercise price of these options is $242.80 and, as of June 13, 2016, the weighted remaining contractual life of these options is 4.74 years.

Securities Authorized for Issuance Under Our Equity Compensation Plans

For information regarding the securities authorized for issuance under our equity compensation plans, see “Information about Executive and Director Compensation — Securities Authorized for Issuance Under Our Equity Compensation Plans” on page 33 of this proxy statement.

APPROVAL OF AN AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

(PROPOSAL 4)

Overview

In this Proposal 4, we are requesting AMSC stockholders approve amendments to our 2000 Employee Stock Purchase Plan, as amended, or 2000 Purchase Plan, to increase by 300,000 the number of shares of our common stock available for issuance under the 2000 Purchase Plan.

Our Board approved the amendments to the 2000 Purchase Plan on June 14, 2016, subject to and effective upon stockholder approval. If this Proposal 4 is not approved by our stockholders, the amendments to the 2000 Purchase Plan will not become effective, but the 2000 Purchase Plan will remain in effect in accordance with its terms prior to such Board approval.

The approval of the amendments to the 2000 Purchase Plan requires the affirmative vote of the holders of a majority of the shares of common stock voting on the matter. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

Board Recommendation

The Board believes that the amendments to the 2000 Purchase Plan are in the best interests of AMSC and our stockholders and therefore recommends a vote FOR this proposal.

Prior Stockholder Approvals

On July 28, 2000, AMSC stockholders adopted and approved our 2000 Employee Stock Purchase Plan, or 2000 Purchase Plan, and 25,000 shares of Common Stock were reserved for purchase thereunder. On October 1, 2003, the 2000 Purchase Plan was amended to include an additional 25,000 shares of common stock. On August 6, 2009, the 2000 Purchase Plan was amended to include an additional 50,000 shares of common stock. Currently, the total number of shares of common stock that are authorized to be purchased under the 2000 Purchase Plan is 100,000. As of June 13, 2016, 13 shares remained available for future purchases under this plan.

Benefits of the 2000 Purchase Plan

The Board believes that the opportunity for non-executive employees to purchase common stock under our 2000 Purchase Plan has been, and will continue to be, important to encourage the employees’ continued services.

As of June 13, 2016, an aggregate of 13 shares of common stock were available for future purchase under the 2000 Purchase Plan. The market value of a share of common stock as of June 13, 2016 equaled $8.59.

As a result, unless the proposed amendments are approved, we may not be able to provide individuals eligible to participate with participation at the levels that are necessary to attract, retain and motivate such individuals. The Board believes that the additional 300,000 shares of common stock will provide us sufficient shares to cover the shares anticipated to be purchased to eligible participants for at least three years. In considering its recommendation to amend the Purchase Plan to reserve an additional 300,000 shares of common stock, the Board considered the historical number of shares purchased under the 2000 Purchase Plan in the past three years. In fiscal 2013, fiscal 2014 and fiscal 2015, the number of shares purchased under the 2000 Purchase Plan was 9,981 shares, 16,704 shares and 8,155 shares, respectively. Notwithstanding the foregoing, the share reserve under the 2000 Purchase Plan, as amended and restated, could last for a longer or shorter period of time, depending on various factors, including the number of participants, the participants’ participation rates, and our share price, each of which we cannot predict with any degree of certainty at this time.

Description of the 2000 Employee Stock Purchase Plan

The following is a summary of the material terms and conditions of the 2000 Purchase Plan, as proposed to be amended and is qualified in its entirety by reference to the 2000 Purchase Plan, as proposed to be amended, which is attached to this proxy statement as Appendix C.

Authorized Number of Shares. The 2000 Purchase Plan authorizes the issuance of up to 100,000 shares of common stock to participating employees. The amendment would increase this number to 400,000 shares of common stock.

Eligibility. All of our employees (other than executive officers) and employees of our participating subsidiaries whose customary employment is for more than 20 hours per week and for more than five months in any calendar year and who are employed on the first day of a designated payroll deduction offering period are eligible to participate in an offering under the 2000 Purchase Plan. However, employees who would immediately after the commencement of an offering own 5% or more of the total combined voting power or value of our common stock are not eligible to participate in the 2000 Purchase Plan. As of June 14, 2016, 131 of our employees were eligible to participate in the 2000 Purchase Plan.

Participation in the 2000 Purchase Plan. Because participation in the 2000 Purchase Plan is voluntary, we cannot determine the number of shares of our common stock to be purchased in the future by non-executive employees as a group. However, since the 2000 Purchase Plan has been in effect, AMSC has issued an average of 3,333 shares per offering period under the 2000 Purchase Plan. Executive officers and directors cannot participate in the 2000 Purchase Plan. Other than the continued services of the plan participant, the Company generally has not and does not expect to receive any consideration for the granting of any options under the 2000 Purchase Plan (other than any purchase price paid for any shares issued thereunder).

Administration; Offering Periods. The 2000 Purchase Plan is implemented through a series of six-month offering periods. The offering periods are April 1 to the next September 30, and October 1 to the next March 31. To participate in an offering under the 2000 Purchase Plan, an employee must authorize us to deduct any whole percentage from 1% to 10% of his or her base pay during the offering period. At the end of each offering period, the accumulated payroll deductions of each participating employee are used to purchase shares of our common stock at the purchase price for that offering period. The purchase price of the shares in each offering period is 85% of the closing price per share of the common stock as quoted on the Nasdaq Global Select Market on the last business day of the offering period.

Adjustment in Case of Changes Affecting Common Stock. We are required to make appropriate adjustments in connection with the 2000 Purchase Plan in the event of a subdivision of outstanding shares of our common stock or the payment of a dividend in our common stock. In the event of any other change affecting our common stock, such adjustment shall be made as may be deemed equitable by the Board or a committee appointed by the Board to give proper effect to such event.

Merger. The 2000 Purchase Plan also contains provisions addressing the consequences of any Continuity of Control, which is defined as any merger or consolidation of AMSC with or into another corporation in which the holders of AMSC common stock immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the common stock of the surviving corporation. In connection with a Continuity of Control, each holder of an option to purchase shares under the 2000 Purchase Plan will be entitled to receive the securities or property which a holder of one share of the common stock was entitled to upon and at the time of such merger or consolidation.

In the event of a merger or consolidation of AMSC with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of AMSC while unexercised options to purchase shares of common stock remain outstanding under the 2000 Purchase Plan, after the effective date of such transaction, each holder of an outstanding option shall be entitled to receive shares of such stock or other securities as the holders of shares of common stock received in lieu of shares of common stock pursuant to the terms of such transaction. Notwithstanding the foregoing, the Board or Committee may either cancel all outstanding options (a) as of a date prior to the effective date of any such transaction and as a result all payroll deductions shall be paid out to the participating employees; or (b) as of the effective date of any such transaction, by written notice to each holder of an option, and as a result each holder of an option shall have the right to exercise such option in full based on payroll deductions then credited to his or her account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

Amendment or Termination. The Board may at any time amend or terminate the 2000 Purchase Plan; provided that no amendment requiring stockholder approval under Section 423 of the Code will become effective until such stockholder approval is obtained. In no event may any amendment be made which would cause the 2000 Purchase Plan to fail to comply with Section 423 of the Code.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 2000 Purchase Plan and with respect to the sale of shares of common stock acquired under the 2000 Purchase Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants

A participant will not have income upon enrolling in the 2000 Purchase Plan or upon purchasing stock at the end of an offering.

A participant may have both compensation income and capital gain income if the participant sells stock that was acquired under the 2000 Purchase Plan at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price), then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be a capital gain. If the participant’s profit is less than the compensation income, the participant will have a capital loss equal to the value of the stock on the day he or she purchased the stock less the sales proceeds. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to AMSC

There will be no tax consequences to us except that it will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

New Plan Benefits

Because participation in the 2000 Purchase Plan is voluntary, we cannot determine the number of shares of our common stock to be purchased in the future.

Additional Prior Award Information

The table below shows, as to our named executive officers and the various indicated groups, the number of shares of our common stock purchased under the 2000 Purchase Plan through June 13, 2016. For additional disclosure regarding benefits under the 2007 Plan and 2007 Director Plan, see “New Plan Benefits” and “Additional Prior Award Information” in each of Proposals 2 and 3.

Name and Position	Number of shares purchased
Named Executive Officers:
Daniel P. McGahn — President and Chief Executive Officer	—
David A. Henry — Executive Vice President, Chief Financial Officer and Treasurer	—
James F. Maguire — Executive Vice President, Operations (1)	1,149
All current executive officers, as a group	—
All current directors who are not executive officers, as a group	—
Director nominees:	—
Vikram S. Budhraja	—
Pamela F. Lenehan	—
Daniel P. McGahn	See above
David R. Oliver, Jr.	—
John B. Vander Sande	—
John W. Wood, Jr.	—
Each associate of any of such directors, executive officers or nominees	—
Persons who receive or are to receive 5% of options, warrants or rights under 2007 Director Plan	n/a
All employees, including all current officers who are not executive officers, as a group	98,838

(1)	Mr. Maguire participated in the 2000 Purchase Plan prior to becoming an executive officer.

Securities Authorized for Issuance Under Our Equity Compensation Plans

For information regarding the securities authorized for issuance under our equity compensation plans, see “Information about Executive and Director Compensation — Securities Authorized for Issuance Under Our Equity Compensation Plans” on page 33 of this proxy statement.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 5)

The Audit Committee has selected the firm of RSM US LLP (formerly known as McGladrey LLP) as our independent registered public accounting firm for fiscal 2016, and has directed that we submit this selection for ratification by the stockholders at the Annual Meeting. Although stockholder ratification is not required, the designation of RSM US LLP is being submitted for ratification at the Annual Meeting because AMSC believes it is a good corporate governance practice. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of RSM US LLP. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interest of AMSC and its stockholders.

Representatives of RSM US LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Ratification of the selection by the Audit Committee of RSM US LLP as our independent registered public accounting firm for the current fiscal year requires the affirmative vote of the holders of a majority of the shares of common stock voting on the matter. Abstentions will have no effect on the outcome of this proposal. Because brokers have discretionary authority to vote on the ratification of the selection of our independent registered public accounting firm, we do not expect any “broker non-votes” in connection with this proposal.

The Board recommends a vote FOR ratification of the Audit Committee’s selection of RSM US LLP as our independent registered public accounting firm for the current fiscal year.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees charged by RSM US LLP and its affiliates for the services rendered to us with respect to each of the last two fiscal years:

	Fiscal Year Ended March 31,
Fee Category	2016	2015
Audit Fees (1)	$746,855	$752,741
Audit-Related Fees	—	—
Tax Fees (2)	13,335	5,500
All Other Fees	—	—

Total Fees	$760,190	$758,241

(1)	Audit fees consist of fees for the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consist of fees for tax compliance, tax advice and tax planning services.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. All services provided to us by RSM US LLP and its affiliates in each of fiscal 2015 and fiscal 2014 were approved in accordance with this policy.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

OTHER MATTERS

Solicitation of Proxies

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Stockholder Proposals for 2017 Annual Meeting

Stockholder Proposals Included in Proxy Statement

To be considered for inclusion in the proxy statement relating to our 2017 Annual Meeting pursuant to Rule 14a-8, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than February 17, 2017, which is 120 calendar days before the anniversary of the date our proxy statement was released to stockholders in connection with this year’s Annual Meeting. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s Annual Meeting on July 29, then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with SEC regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2017 Annual Meeting but not included in our proxy statement by April 30, 2017, but not before March 31, 2017, which is not less than 90 days nor more than 120 days prior to the anniversary date of this year’s Annual Meeting. However, in the event the 2017 Annual Meeting is scheduled to be held on a date before July 9, 2017 or after September 27, 2017, which is 20 days before or 60 days after the anniversary date of this year’s Annual Meeting, then your notice may be received by us at our principal executive office not earlier than the 120th day prior to the 2017 Annual Meeting and not later than the close of business on the later of (1) the 90th day before the scheduled date of such annual meeting or (2) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2017 Annual Meeting.

Each stockholder’s notice for a proposal must be timely given to our Corporate Secretary at our corporate headquarters located at 64 Jackson Road, Devens, MA 01434. Each notice is required to set forth as to each matter proposed to be brought before an annual meeting certain information and must meet other requirements specified in our bylaws, as determined by us, including (1) a brief description of the business the stockholder desires to bring before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on our stock transfer books, of the stockholder proposing such business, (3) the number of shares of our common stock beneficially owned by the stockholder making the proposal, (4) a description of all arrangements or understandings between such stockholder and any other persons in connection with the proposal and any material interest of the stockholder in such business, (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (6) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or otherwise to solicit proxies from stockholders in support of such proposal.

For director nominations, a stockholder’s notice to our Corporate Secretary must set forth information specified in our bylaws, as to each person proposed to be nominated, including (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the number of shares of our common stock which are beneficially owned by such person on the date of such stockholder notice, (4) the consent of each nominee to serve as a director if elected and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to the rules of the SEC. The notice must also set forth as to the stockholder giving the notice (1) the name and address, as they appear on our transfer books, of such stockholder and of any beneficial owners of our capital stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (2) the number of shares of our common stock held of record, beneficially owned or represented by proxy by such stockholder, (3) a description of all arrangements or understandings between such stockholder and any other persons in connection with the nomination, (4) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named it its notice and (5) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or otherwise to solicit proxies from stockholders in support of such nomination.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Based solely on review of the copies of such reports furnished to us and written representations regarding the filing of required reports, we are not aware that any of our officers, directors or holders of 10% or more of our common stock failed to comply in a timely manner during and with respect to fiscal 2015 with Section 16(a) filing requirements.

Important Notice Regarding Delivery of Security Holder Documents

We have adopted the cost saving practice of “householding” proxy statements and annual reports. Some banks, brokers and other nominee record holders are also “householding” proxy statements and annual reports for their customers. This means that only one copy of our proxy statement, annual report or Internet Notice may have been sent to multiple shareholders in your household unless we have received instructions otherwise. We will promptly deliver a separate copy of any of these documents to you if you write our Investor Relations department at 64 Jackson Road, Devens, Massachusetts 01434 or call (978) 842-3247. If you want to receive separate copies of the annual report, proxy statement or Internet Notice in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Electronic Delivery of Stockholder Communications

If you received your Annual Meeting materials by mail, we encourage you to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive your stockholder communications via e-mail. To sign up for electronic delivery, visit www.proxyvote.com. Your electronic delivery enrollment will be effective until you cancel it, which you may do at any time by following the procedures described at the website listed above. If you have questions about electronic delivery, please write our Investor Relations department at 64 Jackson Road, Devens, Massachusetts 01434 or call (978) 842-3247.

Appendix A

AMERICAN SUPERCONDUCTOR CORPORATION

2007 STOCK INCENTIVE PLAN, AS AMENDED

1.	Purpose

The purpose of this 2007 Stock Incentive Plan, as amended (the “Plan”) of American Superconductor Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”). This Plan constitutes an amendment and restatement of the 2007 Stock Incentive Plan, as approved by the Board on May 8, 2014, and approved by the Company’s stockholders on August 1, 2014, as adjusted to take into account the Company’s reverse stock split, effective as of March 24, 2015 (the “Existing Plan”). In the event that the Company’s stockholders do not approve the Plan, the Existing Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Board.

2.	Eligibility

All of the Company’s employees, officers, consultants and advisors are eligible to receive options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a) Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers.    To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards.

(a) Number of Shares.

(1) Authorized Number of Shares.    Subject to adjustment under Section 9, Awards may be made under the Plan for up to 3,400,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Fungible Share Pool.    For purposes of this Section 4(a), any Award (i) that is not a Full-Value Award shall be counted against the number of shares available for the future grant of Awards as one share for each share of Common Stock subject to such Award, and (ii) that is a Full-Value Award and is granted on or after August 1, 2014 shall be counted against the number of shares available for the future grant of Awards as one share for each share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award (as defined below) or Other Stock-Based Award (as defined below) with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), the number of shares available for the future grant of Awards shall be credited with one share. To the extent that a share that was subject to an Award that, prior to August 1, 2014, counted as one and three-tenths shares (or, prior to May 9, 2012, two shares) is returned to the Plan pursuant to Section 4(a)(3), the number of shares available for the future grant of Awards shall be credited with one and three-tenths shares or two shares, as applicable.

(3) Share Counting and Reacquired Shares.    For purposes of counting the number of shares available for the grant of Awards under the Plan, all shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards; provided, however, that independent SARs that may be settled in cash only shall not be so counted. If any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or (ii) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided, further, in the case of independent SARs, that the full number of shares subject to any such SAR (or portion thereof) settled in stock shall be counted against the number of shares available under the Plan regardless of the number of shares actually used to settle such SAR (or portion thereof) upon exercise. The following shares shall not be added back to the number of shares available for the future grant of Awards: (A) shares of Common Stock tendered to the Company by a Participant to (x) purchase shares of Common Stock upon the exercise of an Award, or (y) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation); and (B) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award.

(b) Section 162(m) Per-Participant Award Limitation Under the Plan.    Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 250,000 per calendar year. For purposes of the foregoing limit, the combination of an Option (as defined below) in tandem with an SAR shall be treated as a single Award. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c) Substitute Awards.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sub-limits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General.    The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options.    An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Section 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.    The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board and provided for in the option agreement, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing.    Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding Option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

6.	Stock Appreciation Rights.

(a) General.    An SAR is an Award entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b) Grants.    SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards.    When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2) Independent SARs.    A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise Price.    The Board shall establish the exercise price of each SAR and specify it in the applicable SAR agreement. The exercise price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of SARs.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e) Exercise of SARs.    SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(f) Limitation on Repricing.    Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9)

and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

7.	Restricted Stock; Restricted Stock Units.

(a) General.    The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests or is otherwise settled pursuant to Section 7(c)(3)(i) (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions.    The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends.    Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2) Stock Certificates.    Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(3) Additional Provisions Relating to Restricted Stock Units.

(i) Settlement.    Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(ii) Voting Rights.    A Participant shall have no voting rights with respect to any Restricted Stock Units.

(iii) Dividend Equivalents.    To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8.	Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock-Based Awards, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits and share counting rules set forth in Section 4(a) and Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable). Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition.    A “Reorganization Event” shall mean: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (iii) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.    In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards.    Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards.    Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.    The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.    The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.    The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9 hereof.

(g) Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants.    Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”).

(2) Committee.    Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures.    For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (A) may vary by Participant and may be different for different Awards; (B) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (C) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments.    Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Other.    The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.	Miscellaneous

(a) No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan.    The Plan (as approved by the Board on June 14, 2016) shall become effective on the date the Plan (as approved by the Board on June 14, 2016) is approved by the Company’s stockholders. No Awards shall be granted under the Plan after the expiration of 10 years from August 1, 2024, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market (“NASDAQ”) may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants.    The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance with Code Section 409A.    No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g) Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

First adopted by the Board of Directors on May 15, 2007 and approved by the stockholders on August 3, 2007

Plan, as amended, approved by the Board of Directors on October 30, 2008 Plan, as amended, adopted by the Board of Directors on May 12, 2009, and approved by the stockholders on August 6, 2009.

Plan, as amended, approved by the Board of Directors on May 12, 2010

Plan, as amended, adopted by the Board of Directors on May 9, 2012, and approved by the stockholders on July 27, 2012.

Plan, as amended, adopted by the Board of Directors on May 8, 2014, and approved by the stockholders on August 1, 2014.

Plan, as amended, adopted by the Board of Directors on June 14, 2016, and approved by the stockholders on [            ], 2016.

Appendix B

AMERICAN SUPERCONDUCTOR CORPORATION

AMENDED AND RESTATED

2007 DIRECTOR STOCK PLAN

1.	Purpose.

The purpose of this Amended and Restated 2007 Director Stock Option Plan (the “Plan”) of American Superconductor Corporation (the “Company”) is to encourage stock ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company’s future success and to provide them with a further incentive to remain as directors of the Company. This Plan constitutes an amendment and restatement of the 2007 Director Stock Plan, as approved by the Company’s Board of Directors (the “Board”) on May 8, 2014, and approved by the Company’s stockholders on August 1, 2014, as adjusted to take into account the Company’s reverse stock split, effective as of March 24, 2015 (the “Existing Plan”). In the event that the Company’s stockholders do not approve the Plan, the Existing Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Board.

2.	Administration.

(a) Administration by Board.     The Board shall supervise and administer the Plan. Except for grants permitted under Section 5(b), grants of stock options and stock awards under the Plan and the amount and nature of the options and awards to be granted shall be automatic in accordance with Section 5(a). The Board shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any options and awards granted under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option or award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any option or award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Delegation.     To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board. All references in the Plan to the “Board” shall mean the Board or a committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such committee.

3.	Participation in the Plan.

Directors of the Company who are not full-time employees of the Company or any subsidiary of the Company (“Outside Directors”) shall be eligible to receive options and stock awards under the Plan, except that Directors of the Company who are representatives of an equity holder of the Company shall not be eligible to receive options or awards under the Plan.

4.	Stock Subject to the Plan.

(a) Shares Issuable.    The maximum number of shares of the Company’s common stock, par value $.01 per share (“Common Stock”), which may be issued under the Plan shall be 230,000 shares, subject to adjustment as provided in Section 7.

(b) Reissuance of Shares.    If any outstanding option under the Plan for any reason expires or is terminated, surrendered, or cancelled without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

(c) Non-Statutory Options.    All options granted under the Plan shall be non-statutory options and not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended.

(d) Unissued and Treasury Shares.    Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.	Director Option and Award Grants; Terms of Director Options.

(a) Automatic Director Equity Grants.    The Company shall grant options or awards to Outside Directors under the Plan as follows:

(i) Initial Option Grants to Outside Directors.    An option to purchase shares of Common Stock shall be granted automatically to an Outside Director on the third business day following the date of such Outside Director’s initial election to the Board. The number of shares of Common Stock subject to such option shall be determined by dividing (A) $40,000, by (B) the Black-Scholes value of an option to purchase one share of Common Stock, which Black-Scholes value shall be based on the last reported sale price per share of Common Stock on the second business day following the date of an Outside Director’s initial election to the Board and the valuation assumptions for the most recent period set forth in the most recent Form 10-Q or 10-K (or any successor forms) of the Company (rounding the resulting number to the nearest whole share of Common Stock).

(ii) Stock Awards to Outside Directors.    With respect to each fiscal year of the Company:

(A) With respect to each Outside Director providing services on the third business day following the last day of such fiscal year of the Company, an award of Common Stock shall be granted automatically, on the third business day following the last day of such fiscal year of the Company, to such Outside Director. The number of shares of Common Stock subject to such award shall equal the product of (x) $40,000 divided by the last reported sale price per share of Common Stock on the second business day following the last day of such fiscal year of the Company, and (y) a fraction, the numerator of which is the number of days in such fiscal year in which such Outside Director provided services to the Company and the denominator of which is the number of days in such fiscal year (rounding the resulting product to the nearest whole share of Common Stock).

(B) With respect to each Outside Director who provided services as of the commencement of such fiscal year, but ceased providing services prior to any grant pursuant to Section 5(a)(ii)(A) with respect to such fiscal year, an award of Common Stock shall be granted automatically, on the last business day of service of such Outside Director, to such Outside Director. The number of shares of Common Stock subject to such award shall equal the product of (x) $40,000 divided by the last reported sale price per share of Common Stock on the business day prior to the last business day of service of such Outside Director, and (y) a fraction, the numerator of which is the number of days in such fiscal year in which such Outside Director provided services to the Company and the denominator of which is the number of days in such fiscal year (rounding the resulting product to the nearest whole share of Common Stock).

The shares of Common Stock covered by awards described in this Section 5(a)(ii) shall be fully vested and not subject to any repurchase rights or other contractual restrictions.

(b) Discretionary Equity Awards to Outside Directors.    Without limiting Section 5(a), but subject to Section 5(d), the Board is authorized to grant options and awards to Outside Directors, from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

(c) Terms of Director Options.    Each option granted pursuant to Section 5(a)(i) or 5(b) shall be evidenced by a written agreement in such form as the President or the Executive Vice President, Corporate Development shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

(i) Option Exercise Price.    The option exercise price per share for each option granted under the Plan shall be equal to the fair market value per share of Common Stock on the date of grant, which shall be determined as follows: (i) if the Common Stock is listed on the Nasdaq Global Market or another nationally recognized exchange or trading system as of the date on which a determination of fair market value is to be made, the fair market value per share shall be deemed to be the last reported sale price per share of Common Stock thereon on such date (or, if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported); and (ii) if the Common Stock is not listed on the Nasdaq Global Market or another nationally recognized exchange or trading system as of the date on which a determination of fair market value is to be made, the fair market value per share shall be as determined by the Board.

(ii) Transferability of Options.    Subject to clause (vi) below, except as the Board may otherwise determine, options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that the Board may permit or provide in an option for the gratuitous transfer of such option by the applicable Outside Director to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Outside Director and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such option under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the applicable Outside Director and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the option.

(iii) Vesting Period.

(A) General.    Each option granted pursuant to Section 5(a)(i) shall become exercisable in equal annual installments over a two year period following the date of grant.

(B) Acceleration Upon a Change in Control of the Company.    Notwithstanding the foregoing, each outstanding option granted pursuant to Section 5(a)(i) shall immediately become exercisable in full in the event a Change in Control of the Company (as defined in this subsection) occurs. For purposes of the Plan, a “Change in Control of the Company” shall occur or be deemed to have occurred only if (i) any “person”, as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two consecutive years ending during the term of any option agreement issued under the Plan, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i), (iii) or (iv) of this subsection (B)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there occurs the sale or disposition by the Company of all or substantially all of the Company assets.

(iv) Termination.    Each option shall terminate, and may no longer be exercised, on the earlier of the (i) the date ten years after the date of grant or (ii) the date 60 days after the optionee ceases to serve as a director of the Company for any reason, whether by death, resignation, removal or otherwise.

(v) Exercise Procedure.    Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking, in form and substance satisfactory to the Company, by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (iii) delivery of irrevocable instructions, in form and substance satisfactory to the Company, to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

(vi) Exercise by Representative Following Death of Director.    An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee’s death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

(d) Award Limit.    Notwithstanding any provision in the Plan to the contrary, no Outside Director shall be granted options or awards under the Plan in any one fiscal year with a grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto, in excess of $500,000.

6.	Limitation of Rights.

(a) No Right to Continue as a Director.    Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the optionee shall be entitled to continue as a director for any period of time.

(b) No Stockholder Rights for Options.    An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend, and the distribution date (i.e., the date on which the closing market price of the Common Stock on a stock exchange or trading system is adjusted to reflect the split) is subsequent to the record date for such stock dividend, an optionee who exercises an option between the close of business on such record date and the close of business on such distribution date shall be entitled to receive the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on such record date.

(c) Compliance with Securities Laws.    Each option and stock award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option or stock award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition to, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, and such stock award shall not be granted, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board.

7.	Adjustments for Changes in Capitalization and Reorganization Events.

(a) Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, and (ii) the number and class of securities and exercise price per share of each outstanding option and each option issuable under Section 5(a) shall be equitably adjusted by the Company. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(i) Definition.    A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(ii) Consequences of a Reorganization Event on Options.    In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding options on such terms as the Board determines: (i) provide that the options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to an optionee, provide that the optionees’ unexercised options will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the optionee within a specified period following the date of such notice, (iii) provide that outstanding options shall become exercisable, in whole or in part, prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the optionees’ options (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of such outstanding options and any applicable tax withholdings, in exchange for the termination of such options, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.

8.	Amendment, Modification or Termination of Options.

(a) Amendment, Modification or Termination.    Subject to Section 8(b), the Board may amend, modify or terminate any outstanding option, including but not limited to, substituting therefor another option of the same or a different type and changing the date of exercise or realization. A Outside Director’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Outside Director’s rights under the Plan or (ii) the change is permitted under Section 7 hereof.

(b) Required Stockholder Approval.    Unless such action is approved by the Company’s stockholders: (1) no outstanding option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option (other than adjustments pursuant to Section 7) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new options under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

9.	Termination and Amendment of the Plan.

The Board may suspend, terminate or discontinue the Plan or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company, no amendment may (i) increase the number of shares subject to the Plan (except as provided in Section 7), or (ii) effect any action which requires approval of the stockholders pursuant to the rules or requirements of the Nasdaq Stock Market (“Nasdaq”) or any other exchange on which the Common Stock of the Company is listed. No amendment that would require stockholder approval under Nasdaq rules may be made effective unless and until such amendment shall have been approved by the Company’s stockholders. If Nasdaq amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the Nasdaq rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan, (B) expanding the types of options or stock awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 9 shall apply to, and be binding on the holders of, all options and awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of participants under the Plan.

10.	Notice.

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

11.	Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware (without regard to conflicts of law principles of any jurisdiction).

12.	Stockholder Approval; Effective Date.

The Plan (as amended and restated hereby) shall become effective on the date the Plan (as amended and restated hereby) is approved by the Company’s stockholders. No options or stock awards shall be granted under the Plan after the expiration of ten years from August 1, 2024, but options previously granted may extend beyond that date.

First adopted by the Board of Directors on May 15, 2007 and approved by the stockholders on August 3, 2007

Plan, as amended, approved by the Board of Directors on October 30, 2008

Plan, as amended, approved by the Board of Directors on May 12, 2009

Plan, as amended, approved by the Board of Directors on March 31, 2014

Plan, as amended, approved by the Board of Directors on May 8, 2014 and approved by the stockholders on August 1, 2014

Plan, as amended, approved by the Board of Directors on June 14, 2016 and approved by the stockholders on [            ], 2016

Appendix C

AMERICAN SUPERCONDUCTOR CORPORATION

2000 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

The purpose of the 2000 Employee Stock Purchase Plan, as amended (this “Plan”), is to provide eligible employees of American Superconductor Corporation (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $.01 par value (the “Common Stock”), commencing on October 1, 2000. Four hundred thousand (400,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith. This Plan constitutes an amendment and restatement of the 2000 Employee Stock Purchase Plan, as approved by the Board on May 12, 2009, and approved by the Company’s stockholders on August 6, 2009, as adjusted to take into account the Company’s reverse stock split, effective as of March 24, 2015 (the “Existing Plan”). In the event that the Company’s stockholders do not approve the Plan, the Existing Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Board.

1. Administration.    The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility.    All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year;

(b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below); and

(c) they are not executive officers (as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended) that are “highly compensated employees” as defined in Section 414(q) of the Code.

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3. Offerings.    The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each October 1 and April 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings. The maximum number of shares available for issuance under this Plan in any one Plan Period shall be 50,000.

4. Participation.    An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least 15 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the

Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5. Deductions.    The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction of any whole percentage up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.

No employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

6. Deduction Changes.    An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7. Interest.    Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8. Withdrawal of Funds.    An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9. Purchase of Shares.    On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

The purchase price for each share purchased will be 85% of the closing price of the Common Stock on the Exercise Date. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.

10. Issuance of Certificates.    Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11. Rights on Retirement, Death or Termination of Employment.    In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or her.

13. Rights Not Transferable.    Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds.    All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment in Case of Changes Affecting Common Stock.    In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustments shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16. Merger.    If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his or her account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17. Amendment of the Plan.    The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18. Insufficient Shares.    In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

19. Termination of the Plan.    This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20. Governmental Regulations.    The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21. Governing Law.    The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22. Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. Notification upon Sale of Shares.    Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24. Effective Date and Approval of Shareholders.    The Plan shall take effect on October 1, 2000 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Plan adopted by the Board of Directors on May 2, 2000.

Approved by the stockholders on July 28, 2000.

Amendment to increase the number of shares under the Plan adopted by the Board of Directors on August 27, 2003.

Approved by the stockholders on October 1, 2003.

Amendment to increase the number of shares under the Plan adopted by the Board of Directors on May 12, 2009.

Approved by the stockholders on August 6, 2009.

Amendment to increase the number of shares under the Plan adopted by the Board of Directors on June 14, 2016.

Approved by the stockholders on [            ], 2016.

AMERICAN SUPERCONDUCTOR CORPORATION 64 JACKSON ROAD DEVENS, MA 01434-4020

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			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each of the nominees:
1.	Election of Directors		☐	☐	☐

Nominees
01	Vikram S. Budhraja 02 Pamela F. Lenehan 03 Daniel P. McGahn 04 David R. Oliver, Jr. 05 John B. Vander Sande
06	John W. Wood, Jr.

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.			For	Against	Abstain			For	Against	Abstain

2.	To approve amendments to AMSC’s 2007 Stock Incentive Plan to add 1,350,000 shares to the total number of shares available for issuance under the plan and to increase the maximum number of shares issuable to any person in any calendar year to 250,000.		☐	☐	☐	5.	To ratify the selection by the Audit Committee of the Board of Directors of RSM US LLP (f/k/a McGladrey LLP) as AMSC’s independent registered public accounting firm for the current fiscal year.	☐	☐	☐

NOTE: To transact such other business as may properly come before the annual meeting or any continuation, postponement or adjournment thereof.
3.	To approve amendments to AMSC’s Amended and Restated 2007 Director Stock Plan to add 150,000 shares to the total number of shares available for issuance under the plan and to decrease the maximum value of equity awards granted to any director in any fiscal year to $500,000.		☐	☐	☐

4.	To approve an amendment to AMSC’s 2000 Employee Stock Purchase Plan to add 300,000 shares to the total number of shares available for issuance under the plan.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

0000295489_1    R1.0.1.25

The Annual Meeting of Stockholders will take place at

8:30 AM local time, on July 29th, 2016 at

American Superconductor’s Headquarters located at:

64 Jackson Road

Devens, MA 01434

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

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AMERICAN SUPERCONDUCTOR CORPORATION

64 Jackson Road

Devens, Massachusetts 01434

Proxy for the Annual Meeting of Stockholders to be held on Friday, July 29, 2016

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned stockholder(s) of American Superconductor Corporation (the “Company”), revoking all prior proxies, hereby appoint(s) Daniel P. McGahn, David A. Henry and John R. Samia, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters located at 64 Jackson Road, Devens, MA 01434, on Friday, July 29, 2016, at 8:30 a.m., local time, or at any continuation, postponement or adjournment thereof (the “Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of all nominees for director and FOR proposals 2, 3, 4 and 5. Attendance of the undersigned at the Meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

The proxies, in their discretion, are further authorized to vote (i) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (ii) on any matter that the Board of Directors did not know would be presented at the Meeting by a reasonable time before the proxy solicitation was made, and (iii) on any other matters that may properly come before the Meeting or any continuations, adjournments or postponements thereof.

Continued and to be signed on reverse side

0000295489_2   R1.0.1.25